EXHIBIT 10.12

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT


                          dated as of November 15, 1996


                                      among


                          DOLLAR FINANCIAL GROUP, INC.,
                                as the Borrower,


                                       and


                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                   as Lenders,


                         LEHMAN COMMERCIAL PAPER, INC.,
                     as Documentation Agent for the Lenders,


                                       and


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                     as Administrative Agent for the Lenders

                                TABLE OF CONTENTS


                                                                       PAGE
                                   ARTICLE I.

                        DEFINITIONS AND ACCOUNTING TERMS


        1.1.   Defined Terms . . . . . . . . . . . . . . . . . . . . .    2
        1.2.   Use of Defined Terms  . . . . . . . . . . . . . . . . .   28
        1.3.   Cross-References  . . . . . . . . . . . . . . . . . . .   28
        1.4.   Accounting and Financial Determinations . . . . . . . .   28

                                   ARTICLE II.

                       COMMITMENTS, BORROWING PROCEDURES,
                           LETTERS OF CREDIT AND NOTES

        2.1.   Commitments . . . . . . . . . . . . . . . . . . . . . .   29
        2.2.   Lenders Not Permitted or Required to Make Loans . . . .   29
        2.3.   Issuer Not Permitted or Required to Issue Letters
               of Credit . . . . . . . . . . . . . . . . . . . . . . .   29
        2.4.   Reduction of Commitment Amount  . . . . . . . . . . . .   30
        2.5.   Borrowing Procedure . . . . . . . . . . . . . . . . . .   30
        2.6.   Continuation and Conversion Elections . . . . . . . . .   31
        2.7.   Funding . . . . . . . . . . . . . . . . . . . . . . . .   32
        2.8.   Issuance Procedures.  . . . . . . . . . . . . . . . . .   32
               2.8.1.   Other Lenders' Participation . . . . . . . . .   32
               2.8.2.   Disbursements  . . . . . . . . . . . . . . . .   33
               2.8.3.   Reimbursement  . . . . . . . . . . . . . . . .   33
               2.8.4.   Deemed Disbursements . . . . . . . . . . . . .   34
               2.8.5.   Nature of Reimbursement Obligations  . . . . .   35
        2.9.   Notes . . . . . . . . . . . . . . . . . . . . . . . . .   36

                                  ARTICLE III.

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

        3.1.   Repayments and Prepayments  . . . . . . . . . . . . . .   36
               3.1.1.   Voluntary Prepayments  . . . . . . . . . . . .   36
               3.1.2.   Mandatory Prepayments  . . . . . . . . . . . .   37
        3.2.   Interest Provisions . . . . . . . . . . . . . . . . . .   38
               3.2.1.   Rates  . . . . . . . . . . . . . . . . . . . .   38
               3.2.2.   Post-Maturity Rates  . . . . . . . . . . . . .   39
               3.2.3.   Payment Dates  . . . . . . . . . . . . . . . .   39
        3.3.   Fees  . . . . . . . . . . . . . . . . . . . . . . . . .   40
               3.3.1.   Letter of Credit Fees  . . . . . . . . . . . .   40
               3.3.2.   Non-Use Fee  . . . . . . . . . . . . . . . . .   40

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                       Page
                                                                       ----

                                   ARTICLE IV.

                      EURODOLLAR RATE AND OTHER PROVISIONS

        4.1.   Eurodollar Rate Lending Unlawful  . . . . . . . . . . .   41
        4.2.   Deposits Unavailable  . . . . . . . . . . . . . . . . .   41
        4.3.   Increased Eurodollar Rate Loan Costs, etc.  . . . . . .   42
        4.4.   Funding Losses  . . . . . . . . . . . . . . . . . . . .   42
        4.5.   Increased Capital Costs . . . . . . . . . . . . . . . .   43
        4.6.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . .   43
        4.7.   Payments, Computations, etc.  . . . . . . . . . . . . .   44
        4.8.   Sharing of Payments . . . . . . . . . . . . . . . . . .   45
        4.9.   Setoff  . . . . . . . . . . . . . . . . . . . . . . . .   46

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

        5.1.   Restatement Date  . . . . . . . . . . . . . . . . . . .   46
               5.1.1.   Resolutions, etc.  . . . . . . . . . . . . . .   47
               5.1.2.   Delivery of Notes  . . . . . . . . . . . . . .   47
               5.1.3.   No Material Adverse Change . . . . . . . . . .   47
               5.1.4.   Restatement Date Certificate . . . . . . . . .   47
               5.1.5.   Financial Information, etc.  . . . . . . . . .   48
               5.1.6.   Opinions of Counsel  . . . . . . . . . . . . .   48
               5.1.7.   Obligors . . . . . . . . . . . . . . . . . . .   48
               5.1.8.   Solvency, etc. . . . . . . . . . . . . . . . .   49
               5.1.9.   Fees and Expenses  . . . . . . . . . . . . . .   49
               5.1.10.  Senior Notes Indenture and Registration
                        Rights Agreement . . . . . . . . . . . . . . .   49
               5.1.11.  Existing Credit Agreement  . . . . . . . . . .   49
               5.1.12.  Senior Notes . . . . . . . . . . . . . . . . .   49
               5.1.13.  Proposed Acquisitions  . . . . . . . . . . . .   49
        5.2.   All Credit Extensions . . . . . . . . . . . . . . . . .   49
               5.2.1.   Compliance with Warranties, No Default, etc.     49
               5.2.2.   Credit Request . . . . . . . . . . . . . . . .   50
               5.2.3.   Satisfactory Legal Form  . . . . . . . . . . .   51

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

        6.1.   Organization, etc.  . . . . . . . . . . . . . . . . . .   51
        6.2.   Due Authorization, Non-Contravention, etc.  . . . . . .   51
        6.3.   Government Approval, Regulation, etc. . . . . . . . . .   52
        6.4.   Validity, etc.  . . . . . . . . . . . . . . . . . . . .   52
        6.5.   Financial Information . . . . . . . . . . . . . . . . .   52
        6.6.   No Material Adverse Change  . . . . . . . . . . . . . .   53

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                       Page
                                                                       ----

        6.7.   Litigation, Labor Controversies, etc. . . . . . . . . .   53
        6.8.   Subsidiaries  . . . . . . . . . . . . . . . . . . . . .   53
        6.9.   Ownership of Properties . . . . . . . . . . . . . . . .   53
        6.10.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . .   53
        6.11.  Pension and Welfare Plans . . . . . . . . . . . . . . .   54
        6.12.  Environmental Warranties  . . . . . . . . . . . . . . .   54
        6.13.  Regulations G, T, U and X . . . . . . . . . . . . . . .   56
        6.14.  Accuracy of Information . . . . . . . . . . . . . . . .   56
        6.15.  Consumer Credit . . . . . . . . . . . . . . . . . . . .   56
        6.16.  Compliance with Laws  . . . . . . . . . . . . . . . . .   57
        6.17.  Solvency  . . . . . . . . . . . . . . . . . . . . . . .   57
        6.18.  Borrowing Base  . . . . . . . . . . . . . . . . . . . .   57

                                  ARTICLE VII.

                                    COVENANTS

        7.1.   Affirmative Covenants . . . . . . . . . . . . . . . . .   57
               7.1.1.   Financial Information, Reports, Notices,
                        etc. . . . . . . . . . . . . . . . . . . . . .   57
               7.1.2.   Compliance with Laws, etc. . . . . . . . . . .   60
               7.1.3.   Maintenance of Properties  . . . . . . . . . .   60
               7.1.4.   Insurance  . . . . . . . . . . . . . . . . . .   61
               7.1.5.   Books and Records  . . . . . . . . . . . . . .   61
               7.1.6.   Environmental Covenant . . . . . . . . . . . .   61
               7.1.7.   Future Subsidiaries  . . . . . . . . . . . . .   62
               7.1.8.   Use of Proceeds  . . . . . . . . . . . . . . .   64
        7.2.   Negative Covenants  . . . . . . . . . . . . . . . . . .   64
               7.2.1.   Business Activities  . . . . . . . . . . . . .   64
               7.2.2.   Indebtedness . . . . . . . . . . . . . . . . .   65
               7.2.3.   Liens  . . . . . . . . . . . . . . . . . . . .   66
               7.2.4.   Financial Condition  . . . . . . . . . . . . .   67
               7.2.5.   Investments  . . . . . . . . . . . . . . . . .   68
               7.2.6.   Restricted Payments, etc.  . . . . . . . . . .   69
               7.2.7.   Capital Expenditures, etc. . . . . . . . . . .   69
               7.2.8.   Take or Pay Contracts  . . . . . . . . . . . .   70
               7.2.9.   Consolidation, Merger, etc.  . . . . . . . . .   70
               7.2.10.  Asset Dispositions, etc. . . . . . . . . . . .   73
               7.2.11.  Modification of Certain Agreements . . . . . .   73
               7.2.12.  Transactions with Affiliates . . . . . . . . .   73
               7.2.13.  Negative Pledges, Restrictive Agreements,
                        etc. . . . . . . . . . . . . . . . . . . . . .   74
               7.2.14.  Limitation on Issuance of Guaranty
                        Obligations  . . . . . . . . . . . . . . . . .   74

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                       Page
                                                                       ----

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

        8.1.   Listing of Events of Default  . . . . . . . . . . . . .   75
               8.1.1.   Non-Payment of Obligations . . . . . . . . . .   75
               8.1.2.   Breach of Warranty . . . . . . . . . . . . . .   75
               8.1.3.   Non-Performance of Certain Covenants and
                        Obligations  . . . . . . . . . . . . . . . . .   76
               8.1.4.   Non-Performance of Other Covenants and
                        Obligations  . . . . . . . . . . . . . . . . .   76
               8.1.5.   Default on Other Indebtedness  . . . . . . . .   76
               8.1.6.   Judgments  . . . . . . . . . . . . . . . . . .   76
               8.1.7.   Pension Plans  . . . . . . . . . . . . . . . .   77
               8.1.8.   Control of the Borrower  . . . . . . . . . . .   77
               8.1.9.   Bankruptcy, Insolvency, etc. . . . . . . . . .   77
               8.1.10.  Impairment of Security, etc. . . . . . . . . .   78
               8.1.11.  Rubin Litigation . . . . . . . . . . . . . . .   78
               8.1.12.  Registration Rights Agreement  . . . . . . . .   78
        8.2.   Action if Bankruptcy  . . . . . . . . . . . . . . . . .   78
        8.3.   Action if Other Event of Default  . . . . . . . . . . .   79

                                   ARTICLE IX.

                                   THE AGENTS

        9.1.   Appointment and Authorization . . . . . . . . . . . . .   79
        9.2.   Delegation of Duties  . . . . . . . . . . . . . . . . .   80
        9.3.   Liability of Administrative Agent . . . . . . . . . . .   80
        9.4.   Reliance by Administrative Agent  . . . . . . . . . . .   81
        9.5.   Notice of Default . . . . . . . . . . . . . . . . . . .   81
        9.6.   Credit Decision . . . . . . . . . . . . . . . . . . . .   82
        9.7.   Indemnification . . . . . . . . . . . . . . . . . . . .   83
        9.8.   Administrative Agent in Individual Capacity . . . . . .   84
        9.9.   Successor Administrative Agent  . . . . . . . . . . . .   84
        9.10.  Withholding Tax . . . . . . . . . . . . . . . . . . . .   85
        9.11.  Collateral Matters  . . . . . . . . . . . . . . . . . .   87

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

        10.1.  Waivers, Amendments, etc. . . . . . . . . . . . . . . .   88
        10.2.  Notices . . . . . . . . . . . . . . . . . . . . . . . .   89
        10.3.  Payment of Costs and Expenses . . . . . . . . . . . . .   89
        10.4.  Indemnification . . . . . . . . . . . . . . . . . . . .   90
        10.5.  Survival  . . . . . . . . . . . . . . . . . . . . . . .   92
        10.6.  Severability  . . . . . . . . . . . . . . . . . . . . .   92
        10.7.  Headings  . . . . . . . . . . . . . . . . . . . . . . .   92

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                       Page
                                                                       ----

        10.8.  Execution in Counterparts, Effectiveness, etc.. . . . .   92
        10.9.  Governing Law; Entire Agreement . . . . . . . . . . . .   92
        10.10. Successors and Assigns  . . . . . . . . . . . . . . . .   93
        10.11. Sale and Transfer of Loans and Notes; Participations in
               Loans and Notes . . . . . . . . . . . . . . . . . . . .   93
               10.11.1. Assignments  . . . . . . . . . . . . . . . . .   93
               10.11.2. Participations . . . . . . . . . . . . . . . .   95
        10.12. Other Transactions  . . . . . . . . . . . . . . . . . .   96
        10.13. Forum Selection and Consent to Jurisdiction . . . . . .   96
        10.14. Waiver of Jury Trial  . . . . . . . . . . . . . . . . .   97

     Schedule 1.1 - Commitments and Percentages of Lenders
     SCHEDULE I     -   Disclosure Schedule

     EXHIBIT A -    Form of Revolving Note
     EXHIBIT B -    Form of Borrowing Base Certificate
     EXHIBIT C -    Form of Officer Solvency Certificate
     EXHIBIT D -    Form of Reaffirmation of Loan Documents
     EXHIBIT E -    Form of Borrowing Request
     EXHIBIT F -    Form of Continuation/Conversion Notice
     EXHIBIT G-1    -   Form of Opinion of Weil, Gotshal & Manges LLP
     EXHIBIT G-2    -   Form of Opinion of Jodi Mignatti, Esq.
     EXHIBIT H -    Form of Lender Assignment Agreement
     EXHIBIT I -    Form of Compliance Certificate
     EXHIBIT J -    Form of Restatement Date Certificate
     EXHIBIT K -    Subsidiary Guaranty
     EXHIBIT L-1    -   Borrower Pledge Agreement
     EXHIBIT L-2    -   Holdings Guaranty and Pledge Agreement
     EXHIBIT M-1    -   Borrower Security Agreement
     EXHIBIT M-2    -   Subsidiary Security Agreement
     EXHIBIT N -        Amended and Restated Cash Field Warehousing
                    Agreement
     EXHIBIT O -    Amended and Restated Funds Transfer and Indemnity
                    Agreement
     EXHIBIT P -    Form of Issuance Request
     EXHIBIT Q    -  Form of Acquisition Certificate

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


            THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 15, 1996, among DOLLAR FINANCIAL GROUP, INC., a New York corporation formerly known as Monetary Management Corporation (the "Borrower"), BANK OF AMERICA ILLINOIS, LEHMAN COMMERCIAL PAPER, INC.
      --------
     and THE FIRST NATIONAL BANK OF MARYLAND and the various other financial institutions as may become parties hereto (collectively, the "Lenders"), LEHMAN COMMERCIAL PAPER, INC., as documentation agent for
      -------
     the Lenders (the "Documentation Agent"), and BANK OF AMERICA NATIONAL
                       -------------------
     TRUST AND SAVINGS ASSOCIATION, a national banking association ("BofA"), as administrative agent (the "Administrative Agent"), for
       ----                                  --------------------
     the Lenders,

                              W I T N E S S E T H:

            WHEREAS, the Borrower, a wholly-owned direct Subsidiary of DFG Holdings, Inc., a Delaware corporation formerly known as Monetary Management Holdings, Inc. ("Holdings"), is engaged directly, through
                                 --------
     its various Subsidiaries and through its minority ownership interest in various other Persons in the business of operating check cashing stores, distributing public assistance benefits, selling money orders, providing short-term consumer loans, providing bill payment services and processing income tax refunds and franchising stores which perform these services (collectively, the "Check Cashing Business");
                                        ----------------------
            WHEREAS, on August 8, 1996, the Borrower, the Administrative Agent and certain Lenders entered into a Credit Agreement (such Credit Agreement, as amended to the date hereof, being herein referred to as the "Existing Credit Agreement") pursuant to which certain Lenders
          -------------------------
     have made revolving loans and term loans to the Borrower;

            WHEREAS, the Borrower, the Administrative Agent and the Lenders desire that the Existing Credit Agreement be amended and restated on the terms and conditions set forth herein to, among other things, set forth the terms and conditions under which the Lenders hereafter will extend Loans to the Borrower; it being the intention of the Borrower, the Administrative Agent and the Lenders that this Agreement and the execution and delivery of any substituted promissory notes not effect a novation of the obligations of the Borrower to the Lenders under the Existing Credit Agreement but merely a restatement and, where applicable, a substitution of the terms governing and evidencing such obligations hereafter;

            WHEREAS, in order to provide financing for the working capital requirements of the Borrower and its Subsidiaries the Borrower desires to obtain from the Lenders, and the Lenders are willing to extend, on the terms and subject to the conditions hereinafter set forth (including Article V), financing to the Borrower on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, the Existing Credit Agreement is hereby amended and restated in its entirety, and the parties hereto agree, as follows:


                                   ARTICLE I.

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.1.  Defined Terms.  The following terms (whether or
                          -------------
     not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

            "ABC" means ABC Check Cashing, Inc., an Arizona corporation.
             ---
            "Account Receivable" means any right to payment for goods sold
             ------------------
     or leased or services rendered, whether or not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

            "Acquisition Capital Expenditures" means the aggregate amount
             --------------------------------
     of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets of ABC, Any-Kind or any Acquisition Prospect acquired in a Permitted Acquisition, together with related expenditures for capital improvements, in connection with the acquisition thereof made on or a date reasonably near to (but in any event not later than twelve months after) the date of such acquisition, as detailed in the Acquisition Certificate related thereto or in the Acquisition Notice (under and as defined in the Existing Credit Agreement) related thereto (with respect to the acquisitions of ABC and Any-Kind).

            "Acquisition Certificate" is defined in Section 7.2.9(c).
             -----------------------
            "Acquisition Date" means the Business Day on which a Permitted
             ----------------
     Acquisition is consummated in accordance with Section 7.2.9(c).

            "Acquisition Prospect" means each Person whose stock or assets
             --------------------
     is intended to be acquired in a Permitted Acquisition including, in each case, the assets and the liabilities thereof.

            "Adjusted EBITDA" means, with respect to an Acquisition
             ---------------
     Prospect for any period, an amount equal to the sum of

                  (a)  EBITDA of such Acquisition Prospect for such period

     plus

                  (b) to the extent approved in writing by the Required Lenders, the result (which may be a negative number) of the calculation set forth below:

                     (i) the amount for such period of all remuneration
                  paid and the value of other benefits provided to (x) an Affiliate that controls such Acquisition Prospect or (y) to the extent in excess of reasonable compensation and benefits to other officers of the Acquisition Prospect or any Affiliate thereof, in such case, to the extent that such Person shall cease to be employed by the Acquisition Prospect following the consummation of the Permitted Acquisition minus

                     (ii) the aggregate amount of all remuneration to be paid and the value of other benefits provided for the four Fiscal Quarter period commencing after the consummation of the Permitted Acquisition to officers and other management employed from or after the consummation of the Permitted Acquisition to replace Persons terminated as described in clause (b)(i) above minus

                     (iii) all items of capitalized expense which, as a result of the Permitted Acquisition, would be recharacterized as expenses plus

                     (iv) all items of expense of the Acquisition Prospect for such period which would be recharacterized as capitalized expenses as a result of such Permitted Acquisition plus or minus

                     (v) the amount for such period of general services and administrative services provided to such Acquisition Prospect prior to the prospective Permitted Acquisition by an Affiliate to the extent that the value of such services was greater or less than the value of such services if such services were provided on an "arm's-length basis" by a non-Affiliate of the Acquisition Prospect.

            "Administrative Agent" is defined in the preamble and includes
             --------------------
     each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.9.

            "Affiliate" of any Person means any other Person which,
             ---------
     directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agent-Related Persons" means BofA and any successor
             ---------------------
     administrative agent arising under Section 9.9, BAI and any successor Issuer, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Agreement" means, on any date, this Credit Agreement as
             ---------
     originally in effect on the Restatement Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

            "Alternate Reference Rate" means, for any day, the higher of:
             ------------------------
     (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.


            "Any-Kind" means Any-Kind Check Cashing Centers, Inc., an
             --------
     Arizona corporation, and U.S. Check Exchange Limited Partnership, an Arizona limited partnership.

            "Applicable Disposition Proceeds" means the aggregate Net
             -------------------------------
     Disposition Proceeds from any sale or disposition of assets of the Borrower or any of its Subsidiaries to the extent that the amount of all such Net Disposition Proceeds during the term of this Agreement exceeds $1,500,000; provided that to the extent that the total amount
                         --------
     of Net Disposition Proceeds received by the Borrower and its Subsidiaries during the term of this Agreement is greater than $1,500,000 but does not exceed $3,000,000, such Net Disposition Proceeds shall not constitute Applicable Disposition Proceeds to the extent that such Net Disposition Proceeds are reinvested by the Company or a Subsidiary within one year after receipt thereof to purchase assets (other than in the ordinary course of business) related to the Check Cashing Business, but, if not so reinvested within such period, shall be deemed to constitute Applicable Disposition Proceeds received on the last day of such period.

            "Assignee Lender" is defined in Section 10.11.1.
             ---------------
            "Authorized Officer" means, relative to any Obligor, those of
             ------------------
     its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1 or otherwise in a manner satisfactory to the Administrative Agent.

            "BAI" means Bank of America Illinois, an Illinois banking
             ---
     corporation formerly known as Continental Bank.

            "Bankruptcy Code" means the Federal Bankruptcy Reform Act of
             ---------------
     1978 (11 U.S.C. ss. 101, et seq.).
                              ------
            "Blocked Account" has the meaning assigned to that term in the
             ---------------
     Subsidiary Security Agreement.

            "Blocked Account Letter" has the meaning assigned to that term
             ----------------------
     in the Subsidiary Security Agreement.

            "BofA" is defined in the preamble.
             ----
            "Borrower" is defined in the preamble.
             --------
            "Borrower Pledge Agreement" means the Pledge Agreement
             -------------------------
     (Borrower and Subsidiaries) executed and delivered pursuant to the Original Credit Agreement as heretofore amended and as hereafter amended, supplemented, restated or otherwise modified from time to time; a conformed composite copy of the Borrower Pledge Agreement as in effect on the date hereof is attached hereto as Exhibit L-1.

            "Borrower Security Agreement" means the Security Agreement
             ---------------------------
     executed and delivered pursuant to the Original Credit Agreement as heretofore amended and as hereafter amended, supplemented, restated or otherwise modified from time to time; a conformed composite copy of the Borrower Security Agreement as in effect on the date hereof is attached hereto as Exhibit M-1.

            "Borrowing" means Loans of the same type and, in the case of
             ---------
     Eurodollar Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

            "Borrowing Base" means, at any time, an amount equal to the
             --------------
     sum of the following:

                  (i) 90% of the amount of cash of the Borrower and its Subsidiaries held at the close of business on the immediately preceding day in store safes subject to the Cash Field Warehousing Agreement;

                  (ii) 100% of the amount of all balances of the Borrower
            and its Subsidiaries held, at such time, in bank accounts subject to Blocked Account Letters (net of ACH transfers out of such accounts) (provided, that no Blocked Account Letters
                               --------
            shall be required for the first 90 days following the Restatement Date with respect to bank accounts maintained at Wells Fargo, Society Bank or Banc One Arizona);

                  (iii) 90% of the amount of all checks of the Borrower and
            its Subsidiaries held at the close of business on the immediately preceding day in store safes to be deposited in bank accounts subject to Blocked

            Account Letters (provided that no Blocked Account Letters
                             --------
            shall be required for the first 90 days following the Restatement Date with respect to bank accounts maintained at Wells Fargo, Society Bank or Banc One Arizona) or in the Cash Concentration Account via ACH, subject to the Cash Field Warehousing Agreement;

                  (iv) 90% of the amount of (a) all ACH transfers initiated the immediately preceding Business Day from the Cash Concentration Account and (b) transfers of same day funds initiated on the date of calculation from the Borrower's demand deposit account with BAI to be credited to bank accounts subject to Blocked Account Letters (provided, that no
                                                         --------
            Blocked Account Letters shall be required for the first 90 days following the Restatement Date with respect to bank accounts maintained at Wells Fargo, Society Bank or Banc One Arizona);

                  (v) 100% of the cash and checks at such time of the Borrower and its Subsidiaries held at those armored car carriers that have executed letters in form and substance satisfactory to the Administrative Agent acknowledging that they hold such cash and checks as bailee for the Borrower or the applicable Subsidiary (provided, that no such letters
                                       --------
            shall be required for the first 90 days following the Restatement Date);

                  (vi) 85% of the face amount of all Eligible Government Receivables of the Borrower or any of its Subsidiaries at such time; and

                  (vii) 100% of the amount of all cash balances of the Borrower or any of its Subsidiaries held at such time in bank accounts and/or investment accounts pledged to the Administrative Agent pursuant to pledge agreements in form and substance satisfactory to it.

            "Borrowing Base Certificate" shall mean a Borrowing Base
             --------------------------
     Certificate in the form of Exhibit B duly executed by an Authorized Officer of the Borrower.

            "Borrowing Request" means a loan request and certificate duly
             -----------------
     executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto.

            "Business Day" means:
             ------------
                  (i) in the case of a Business Day which relates to a Eurodollar Rate Loan, any day of the year on which banks are open for business in Chicago, Illinois, and San Francisco, California, and on which dealings are carried on in the interbank eurodollar market; and

                  (ii) in all other cases, any day of the year on which banks are open for business in Chicago, Illinois, and San Francisco, California.

            "Capital Expenditures" means, for any period, without
             --------------------
     duplication, the sum of

                  (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets (exclusive of Acquisition Capital Expenditures and the aggregate amount of all intangible assets of ABC or Any-Kind in connection with the acquisition thereof or an Acquisition Prospect in connection with a Permitted Acquisition) made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                  (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

     For purposes of calculating Capital Expenditures of the Borrower and its Subsidiaries for any period, there shall be included the Capital Expenditures and Capitalized Lease Liabilities (other than Acquisition Capital Expenditures) of each Acquisition Prospect for such period, provided, that such Acquisition Prospect was actually acquired by the
     --------
     Borrower and its Subsidiaries during such period.

            "Capitalized Lease Liabilities" means all monetary obligations
             -----------------------------
     of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Cash Concentration Account" has the meaning assigned to that
             --------------------------
     term in the Funds Transfer and Indemnity Agreement.

            "Cash Equivalent Investment" means, at any time:
             --------------------------
                  (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                  (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                     (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by Standard & Poor's Ratings Group and P-l by Moody's Investors Service, Inc., or
                     (ii)  any Lender (or its holding company);

                  (c) any certificate of deposit or banker's acceptance, maturing not more than one year after such time, which is issued by either

                     (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                     (ii)  any Lender;

                  (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

                     (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

                     (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; or

                  (e) money market mutual funds registered with the Securities and Exchange Commission meeting the requirements of Rule 2a-7 promulgated under the Investment Company Act of 1940.

            "Cash Field Warehousing Agreement" means the Amended and
             --------------------------------
     Restated Cash Field Warehousing Agreement, a copy of which is attached hereto as Exhibit N, as amended, supplemented or otherwise modified from time to time.

            "CERCLA" means the Comprehensive Environmental Response,
             ------
     Compensation and Liability Act of 1980, as amended.

            "CERCLIS" means the Comprehensive Environmental Response
             -------
     Compensation Liability Information System List.

            "Change in Control" means
             -----------------
                  (a) the failure of WPG (together with their respective Affiliates) (i) to own, directly or indirectly, free and clear of any Liens or other encumbrances, at least 51% of the outstanding shares of each class of stock of Holdings having ordinary voting powers, determined on a fully diluted basis, and (ii) to have the power to direct or cause the direction of the management or policies of Holdings;

                  (b) the failure of Holdings (i) to own, free and clear of all Liens or other encumbrances (other than any Lien or encumbrance created by the Loan Documents), 100% of the outstanding shares of each class of capital stock of the Borrower on a fully diluted basis and (ii) to have the power to direct or cause the direction of the management or policies of the Borrower;

                  (c) the failure of the Borrower (i) to own, free and clear of all Liens or other encumbrances (other than any Lien or encumbrance created by the Loan Documents), 100% of the outstanding shares of each class of capital stock of each of its Subsidiaries on a fully diluted basis and (ii) to have the power to direct or cause the direction of the management or policies of each of its Subsidiaries; or

                  (d) any "Change of Control" as defined in the Senior Notes Indenture.

            "Check Cashing Business" is defined in the recitals.
             ----------------------

            "Code" means the Internal Revenue Code of 1986, as amended,
             ----
     reformed or otherwise modified from time to time.

            "Commitment" means, relative to any Lender, such Lender's
             ----------
     obligation to make Revolving Loans and to issue (in the case of the Issuer) or participate in (in the case of all Lenders) Letters of Credit.

            "Commitment Amount" means, on any date, $25,000,000, as such
             -----------------
     amount may be reduced from time to time pursuant to Section 2.4.

            "Commitment Termination Date" means the earliest of
             ---------------------------
                  (a)  December 31, 2000;

                  (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.4; and

                  (c) the date on which any Commitment Termination Event occurs.

     Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without any further action.

            "Commitment Termination Event" means
             ----------------------------
                  (a)  the occurrence of any Default described in clauses
            (a) through (d) of Section 8.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either

                     (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

                     (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

            "Compliance Certificate" means a certificate duly completed
             ----------------------
     and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit I hereto.

            "Consumer Credit Laws" means all applicable statutes, laws,
             --------------------
     ordinances, codes, rules, regulations and guidelines promulgated by any Governmental Authority (including consent decrees and administrative orders) relating to consumer credit and protection including without limitation, usury laws, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act (including the Federal Trade Commission "Holder in Due Course Rule"), the Soldiers and Sailors Relief Act of 1940, the Magnuson-Moss Warranty Act, F.R.S. Board Regulations B and Z, applicable state consumer credit laws including sales finance agency acts, consumer credit sales laws and small loan acts, any laws regarding unfair and deceptive practices and any and all other Consumer Credit Laws regarding the ability of an entity to charge interest or a time price differential at a certain rate, and any equal credit opportunity, discrimination and other disclosure laws.

            "Contingent Liability" means any agreement, undertaking or
             --------------------
     arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

            "Continuation/Conversion Notice" means a notice of
             ------------------------------
     continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit F hereto.

            "Controlled Group" means all members of a controlled group of
             ----------------
     corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
     Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

            "CoreStates" means CoreStates Bank, N.A.

            "Credit Extension" means, as the context may require,
             ----------------

                  (a) the making of a Loan by a Lender (including by means of a conversion of any Disbursement pursuant to Section
            2.8.2) but excluding any conversion or continuation of such Loan pursuant to Section 2.6 hereof which does not increase the principal amount of such Loan; or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by the Issuer.

            "Debt" means all Indebtedness of the Borrower and its
             ----
     Subsidiaries of the nature referred to in clauses (a), (b), (c) and
     (e) of the definition of "Indebtedness".

            "Default" means any Event of Default or any condition,
             -------
     occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

            "Disbursement" is defined in Section 2.8.2.
             ------------
            "Disbursement Date" is defined in Section 2.8.2.
             -----------------
            "Disclosure Schedule" means the Disclosure Schedule attached
             -------------------
     hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

            "Documentation Agent" is defined in the preamble.
             -------------------
            "Dollar" and the sign "$" mean lawful money of the United
             ------                -
     States.

            "Domestic Subsidiary" means each Subsidiary of the Borrower
             -------------------
     other than a Foreign Subsidiary.

            "EBITDA" means, as of the close of any Fiscal Quarter, for any
             ------
     Person, the sum, without duplication, computed for the period of four consecutive Fiscal Quarters ending as of the close of such Fiscal Quarter, of all amounts which, in accordance with GAAP, would be included on the consolidated financial statements of such Person and its Subsidiaries as

                  (a)  Net Income,

     plus

                  (b)  Interest Expense,

     plus

                  (c) to the extent deducted in determining Net Income, provisions for federal, state, local and foreign income taxes (whether paid or deferred) of such Person and its Subsidiaries on a consolidated basis, plus

                  (d) to the extent deducted in determining Net Income, amortization and depreciation of assets (both tangible and intangible) of such Person and its Subsidiaries, on a consolidated basis.

     For purposes of calculating EBITDA of the Borrower and its Subsidiaries for any period, if an Acquisition Prospect shall have been acquired in such period, there shall be included the EBITDA of such Acquisition Prospect from the date of acquisition until the end of such period and the Adjusted EBITDA of such Acquisition Prospect for such period from the beginning of such period until the date of acquisition. In addition, for the purpose of calculating EBITDA for the Borrower and its Subsidiaries for any period, EBITDA for any Subsidiary sold in such period shall be excluded.

            "Eligible Assignee" means: (i) a commercial bank organized
             -----------------
     under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States;
     (iii) (x) a Lender, (y) an Affiliate of a Lender that is a Person of the type described in clause (i), (ii) or (iv) of this definition or
     (z) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary, or (C) a Person of which a Lender is a Subsidiary; and (iv) an insurance company, pension fund, mutual fund, commercial finance company or similar financial institution having a net worth of at least $250,000,000.

            "Eligible Government Receivables" means any Account Receivable
             -------------------------------
     of the Borrower or any of its Subsidiaries which meets the following requirements:

                  (a) it arises from the performance of services by the Borrower or such Subsidiary, which services have been fully performed and, if applicable, acknowledged and/or accepted by the account debtor with respect thereto;

                  (b) it is subject to a duly perfected Lien in favor of the Administrative Agent and is not subject to any assignment, claim or Lien, other than such Lien in favor of the Administrative Agent;

                  (c) it is a valid, legally enforceable and unconditional obligation of the related account debtor, entered into by such account debtor pursuant to proper authority, and is not subject to any defense to payment, setoff, counterclaim, credit or allowance or adjustment by such account debtor, or to any claim by such account debtor denying liability thereunder in whole or in part, and such account debtor has not refused to accept any of the services which are the subject of such Account Receivable;

                  (d) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the Borrower or such Subsidiary to the Administrative Agent of the Account
            Receivable arising with respect thereto;

                  (e) the account debtor with respect thereto is (x) the United States or a department, agency or instrumentality thereof or any state thereof or a city, county, department, agency or instrumentality thereof or (y) a financial institution organized under the laws of the United States or any state thereof which is performing services in connection with the distribution of public assistance benefits for a Governmental Authority of the type specified in clause (e)(x) above and, in the case of this clause (e)(y), the Account Receivable relates to such services;

                  (f) the Borrower or the applicable Subsidiary has assigned its right to payment of such Account Receivable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, or any applicable analogous state or municipal law, rule, regulation, ordinance or resolution (provided, that no Account Receivable
                                     --------
            shall be deemed not to be an Eligible Government Receivable solely by virtue of noncompliance with this clause (f) for the first 90 days following the Restatement Date); and

                  (g) if the Account Receivable is evidenced by chattel paper or an instrument, the original of such chattel paper or instrument has been endorsed and/or assigned and delivered to the Agent in a manner satisfactory to the Administrative Agent.

     An Account Receivable which is at any time an Eligible Government Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Government Receivable.

            "Environmental Laws" means all applicable statutes, laws,
             ------------------
     ordinances, codes, rules, regulations and guidelines promulgated by any Governmental Authority (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

            "ERISA" means the Employee Retirement Income Security Act of
             -----
     1974, as amended, and any successor statute of similar import, together with all applicable regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

            "Eurocurrency Reserve Percentage" is defined in Section 3.2.1.
             -------------------------------
            "Eurodollar Rate" is defined in Section 3.2.1.
             ---------------
            "Eurodollar Rate Loan" means a Loan bearing interest, at all
             --------------------
     times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

            "Eurodollar Rate (Reserve Adjusted)" is defined in Section
             ----------------------------------
     3.2.1.

            "Event of Default" is defined in Section 8.1.
             ----------------
            "Excess Capital Expenditures" is defined in Section 7.2.7.
             ---------------------------
            "Existing Credit Agreement" is defined in the recitals.
             -------------------------

            "Federal Funds Rate" means, for any day, the rate set forth in
             ------------------
     the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

            "Fiscal Quarter" means any quarter of a Fiscal Year.
             --------------
            "Fiscal Year" means any period of twelve consecutive calendar
             -----------
     months ending on June 30.

            "Foreign Subsidiary" means each Subsidiary of the Borrower
             ------------------
     organized under the laws of any jurisdiction other than the United States or any state thereof.

            "F.R.S. Board" means the Board of Governors of the Federal
             ------------
     Reserve System or any successor thereto.

            "Funds Transfer and Indemnity Agreement" means the Amended and
             --------------------------------------
     Restated Funds Transfer and Indemnity Agreement among the Borrower, the Administrative Agent and CoreStates, a copy of which is attached as Exhibit O hereto, as amended, supplemented, restated or otherwise modified from time to time.

            "GAAP" is defined in Section 1.4.
             ----
            "Governmental Authority" means any nation or government, any
             ----------------------
     state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Hazardous Material" means
             ------------------
                  (a)  any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

                  (c)  any petroleum product; or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable law, regulation, ordinance or requirement promulgated by any Governmental Authority (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

            "Hedging Agreements" means, with respect to any Person, all
             ------------------
     interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

            "herein", "hereof", "hereto", "hereunder" and similar terms
             ------    ------    ------    ---------
     contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

            "Holdings" is defined in the recitals.
             --------
            "Holdings Guaranty and Pledge Agreement" means the Holdings
             --------------------------------------
     Guaranty and Pledge Agreement executed and delivered pursuant to the Original Credit Agreement, as heretofore amended and as hereafter amended, supplemented, restated or otherwise modified from time to time; a conformed composite copy of the Holdings Guaranty and Pledge Agreement as in effect on the date hereof is attached hereto as Exhibit L-2.

            "Impermissible Qualification" means, relative to the opinion
             ---------------------------
     or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

            "including" means including without limiting the generality of
             ---------
     any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general
                 ------- -------
     statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

            "Indebtedness" of any Person means, without duplication:
             ------------
                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e)  net liabilities of such Person under all Hedging
            Agreements;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                  (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

            "Indemnified Liabilities", except as otherwise defined for
             -----------------------
     purposes of Section 9.7, has the meaning specified in Section 10.4.

            "Indemnified Parties" is defined in Section 10.4.
             -------------------
            "Interest Coverage Ratio" means, as of the close of any Fiscal
             -----------------------
     Quarter, the ratio, computed for the period of four consecutive Fiscal Quarters ending as of the close of such Fiscal Quarter, of

                  (a)  EBITDA for such period

     to

                  (b)  Interest Expense for such period;

     provided, however, that if an Acquisition Prospect shall have been
     --------  -------
     acquired during such four Fiscal Quarter Period, Interest Expense in clause (b) shall be calculated as if any Indebtedness incurred to finance the related Permitted Acquisition had been incurred on the first day of such period and shall have accrued interest prior to the actual date of incurrence at the interest rate applicable on such date of incurrence.

            "Interest Expense" means, with respect to any Person for any
             ----------------
     period, the sum of the aggregate consolidated interest expense of such Person and its Subsidiaries for such period which, in accordance with GAAP, would be included on the consolidated financial statements of such Person and its Subsidiaries, including the portion of any Capitalized Lease Liabilities which is allocable to interest expense in accordance with GAAP.

            "Interest Period" means, relative to any Eurodollar Rate
             ---------------
     Loans, the period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to Section 2.5 or 2.6 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or, if available, six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its relevant notice pursuant to Section 2.5 or 2.6; provided, however, that
     --------  -------
                  (a) the Borrower shall not be permitted to select Interest Periods if more than four Interest Periods would be in effect at any one time;

                  (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                  (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to Eurodollar Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (d) no Interest Period for Loans may end later than the Stated Maturity Date.

            "Investment" means, relative to any Person,
             ----------
                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                  (b)  any Contingent Liability of such Person; and

                  (c) any ownership or similar interest held by such Person in any other Person.

     The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

            "Issuance Request" means an issuance request duly executed by
             ----------------
     the chief executive, accounting or financial

     Authorized Officer of the Borrower, substantially in the form of Exhibit P hereto.

            "Issuer" means BAI in its capacity as issuer of the Letters of
             ------
     Credit, together with any replacement letter of credit issuer arising under Section 9.1(b).

            "Lender Assignment Agreement" means a Lender Assignment
             ---------------------------
     Agreement substantially in the form of Exhibit H hereto.

            "Lenders" is defined in the preamble.  "Lenders" shall include
             -------
     the Issuer.

            "Letter of Credit" is defined in Section 2.1(b).
             ----------------

            "Letter of Credit Outstandings" means, at any time, an amount
             -----------------------------
     equal to the sum of

                  (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations pertaining to Letters of Credit.

            "Leverage Ratio" means, as of the close of any Fiscal Quarter,
             --------------
     the ratio of

                  (a) the sum of (i) the outstanding principal amount of all Debt other than Loans of any Person and its Subsidiaries outstanding as of the close of such Fiscal Quarter plus (ii)
            (A) the daily average outstanding principal amount of Loans during such Fiscal Quarter less (B) the daily average amount of funds that the Borrower and its Subsidiaries have invested in cash and Cash Equivalent Investments during such Fiscal Quarter plus (iii) the Western Union Commission Advance to

                  (b) EBITDA computed for the period of four consecutive Fiscal Quarters ending as of the close of such Fiscal Quarter.

            "Lien" means any security interest, mortgage, pledge,
             ----
     hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

            "Loan" means a Revolving Loan of any type.
             ----
            "Loan Document" means this Agreement, the Notes, the Letters
             -------------
     of Credit, the Subsidiary Guaranty, the Pledge Agreements, the Security Agreements, the Funds Transfer and Indemnity Agreement, the Cash Field Warehousing Agreement, the Post-Closing Matters Letter Agreement and all Hedging Agreements entered into with a Lender and all other documents, agreements and instruments supporting, securing or otherwise related to this Agreement.

            "Merger Agreement" means the Agreement and Plan of Merger
             ----------------
     dated as of June 30, 1994 among MMH Transit Co., Bear Stearns Acquisition XII, Inc. and Holdings.

            "Net Cash Proceeds" means, relative to any sale or issuance by
             -----------------
     the Borrower or any Subsidiary of the Borrower of any equity securities or any securities representing Indebtedness of the type referred to in clause (a) of the definition thereof, all gross cash proceeds received by the Borrower or such Subsidiary net of all underwriting commissions, private placement fees, investment banking, legal and accounting fees and disbursements and other reasonable costs and expenses payable or actually paid in connection with such sale or issuance.

            "Net Disposition Proceeds" means the gross cash proceeds
             ------------------------
     received by the Borrower or any of its Subsidiaries from any sale, lease, assignment, transfer, conveyance or other disposition (including, without limitation, any casualty or loss) of any of their respective assets to unaffiliated third parties (other than the amount of any Indebtedness repaid in connection with the sale of such assets and less proceeds from the sale of obsolete fixed assets in the ordinary course of business), less reasonable fees and expenses incurred in connection therewith, and good faith estimated taxes payable as a result thereof which are subsequently actually paid.

            "Net Income" means, for any period, for any Person, the
             ----------
     aggregate of all amounts which, in accordance with GAAP, would be included as net income on a consolidated statement of income of such Person and its Subsidiaries for such period.

            "Net Worth" means, at any time and with respect to any Person,
             ---------
     the sum of all amounts (without duplication) which, in accordance with GAAP, would be included under shareholders' equity on a consolidated balance sheet of such Person and its Subsidiaries at such time.

            "New Subsidiary" is defined in Section 6.8.
             --------------
            "Note" means a Revolving Note.
             ----
            "Obligations" means all obligations (monetary or otherwise) of
             -----------
     the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

            "Obligor" means the Borrower or any other Person (other than
             -------
     the Administrative Agent, the Documentation Agent or any Lender) obligated under, or otherwise a party to, any Loan Document.

            "Organic Document" means, relative to any Obligor, its
             ----------------
     certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

            "Original Credit Agreement" means the Credit Agreement dated
             -------------------------
     as of June 30, 1994 among the Borrower, certain Lenders and the Administrative Agent.

            "Participant" is defined in Section 10.11.2.
             -----------
            "PBGC" means the Pension Benefit Guaranty Corporation and any
             ----
     entity succeeding to any or all of its functions under ERISA.

            "Pension Plan" means a "pension plan", as such term is defined
             ------------
     in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

            "Percentage" means, as to any Lender, the percentage which (a)
             ----------
     the aggregate amount of such Lender's Commitment is of (b) the aggregate amount of the Commitments of all Lenders; provided that
                                                         --------
     after the Commitments have been terminated, "Percentage" shall mean, as to any Lender, the percentage which the aggregate principal amount of such Lender's Loans is of the aggregate principal amount of all Loans. The initial Percentage for each Lender is set forth opposite such Lender's name on Schedule 1.1.

            "Permitted Acquisition" means any purchase or acquisition by
             ---------------------
     the Borrower or any of its Subsidiaries of all or any part of the assets, shares or equity interests of another Person involved in the Check Cashing Business (including a Proposed Acquisition).

            "Person" means any natural person, corporation, partnership,
             ------
     limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

            "Plan" means any Pension Plan or Welfare Plan.
             ----
            "Pledge Agreement" means, as the context may require, either
             ----------------
     the Borrower Pledge Agreement or the Holdings Guaranty and Pledge
     Agreement.

            "Post-Closing Matters Letter Agreement" means the letter
             -------------------------------------
     agreement, dated as of June 30, 1994, from the Borrower, addressed to BAI, as predecessor to the Administrative Agent.

            "Proposed Acquisitions" means the proposed acquisitions by
             ---------------------
     Holdings, the Borrower or any of its Subsidiaries of the assets of or equity interests in (a) National Money Mart Inc. and Tri-S
     Investments, Inc., (b) Cash-N-Dash Check Cashing, Inc. and (c) C&C Check Cashing, Inc.

            "Quarterly Payment Date" means the last day of each March,
             ----------------------
     June, September and December or, if any such day is not a Business Day, the next preceding Business Day.

            "Reference Rate Loan" means a Loan bearing interest at a
             -------------------
     fluctuating rate determined by reference to the Alternate Reference
     Rate.

            "Registration Rights Agreement" means the A/B Exchange
             -----------------------------
     Registration Rights Agreement, dated as of November 15, 1996, among the Borrower, various subsidiaries of the Borrower, as guarantors, Lehman Brothers Inc. and BA Securities, Inc.

            "Reimbursement Obligation" is defined in Section 2.8.3.
             ------------------------
            "Release" means a "release", as such term is defined in
             -------
     CERCLA.

            "Required Lenders" means, at any time, Lenders having
             ----------------
     Percentages aggregating at least 66-2/3%.

            "Resource Conservation and Recovery Act" means the Resource
             --------------------------------------
     Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in
                                                            -- ----
     effect from time to time.

            "Restatement Date" is defined in Section 5.1.
             ----------------
            "Restatement Date Certificate" means a certificate duly
             ----------------------------
     completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit J hereto.

            "Revolving Loan" is defined in Section 2.1(a).
             --------------
            "Revolving Note" means a promissory note of the Borrower
             --------------
     payable to the order of any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

            "Security Agreement" means, as the context may require, either
             ------------------
     the Borrower Security Agreement or the Subsidiary Security Agreement.

            "Senior Notes" means the $110,000,000 10-7/8% Senior Notes,
             ------------
     due November 15, 2006, of the Borrower issued pursuant to the Senior Notes Indenture, as amended from time to time in accordance with
     Section 7.2.11.

            "Senior Notes Indenture" means the Indenture, dated as of
             ----------------------
     November 15, 1996, among the Borrower, as issuer, various Subsidiaries of the Borrower, as guarantors, and Fleet National Bank, as trustee, as amended from time to time in accordance with Section 7.2.11.

            "Stated Amount" means, with respect to any Letter of Credit at
             -------------
     any time, the maximum aggregate amount thereunder at any time during the then remaining term of such Letter of Credit under any and all circumstances.

            "Stated Expiry Date" is defined in Section 2.8.
             ------------------
            "Stated Maturity Date" means December 31, 2000.
             --------------------
            "Subsidiary" means, with respect to any Person, (i) any
             ----------
     corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity of which such Person, together with its other Subsidiaries, has more than a 50% equity interest.

            "Subsidiary Guaranty" means the Subsidiary Guaranty executed
             -------------------
     and delivered pursuant to the Original Credit Agreement, as heretofore amended and as hereafter amended, supplemented, restated or otherwise modified from time to time; a conformed composite copy of the Subsidiary Guaranty as in effect on the date hereof is attached hereto as Exhibit K.

            "Subsidiary Security Agreement" means the Security Agreement
             -----------------------------
     (Subsidiaries) executed and delivered pursuant to the Original Credit Agreement as heretofore amended and as hereafter amended, supplemented, restated or otherwise modified from time to time; a conformed composite copy of the Subsidiary Security Agreement as in effect on the date hereof is attached hereto as Exhibit M-2.

            "Taxes" is defined in Section 4.6.
             -----
            "type" means, relative to any Loan, the portion thereof, if
             ----
     any, being maintained as a Reference Rate Loan or a Eurodollar Rate
     Loan.

            "United States" or "U.S." means the United States of America,
             -------------      ----
     its fifty States and the District of Columbia.

            "Welfare Plan" means a "welfare plan", as such term is defined
             ------------
     in section 3(1) of ERISA.

            "Western Union" means Western Union Financial Services, Inc.
             -------------

            "Western Union Commission Advance" means an advance or
             --------------------------------
     advances from Western Union to the Borrower, pursuant to documentation in form and substance satisfactory to the Required Lenders, in a minimum amount of $2,900,000, which shall not bear interest, shall be unsecured and shall be payable in equal annual payments not to exceed $1,000,000 each at the end of each calendar year ending after the Restatement Date.

            "Western Union Commission Shortfall" means the amount by which
             ----------------------------------
     the proceeds of the Western Union Commission Advance actually received by the Borrower are less than $2,900,000.

            "WPG" means, collectively, WPG Corporate Development
             ---
     Associates IV, L.P., a Delaware limited partnership, and WPG Corporate Development Associates IV (Overseas), L.P., a Cayman Islands exempt limited partnership.

            SECTION 1.2.  Use of Defined Terms.  Unless otherwise defined
                          --------------------
     or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

            SECTION 1.3.  Cross-References.  Unless otherwise specified,
                          ----------------
     references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

            SECTION 1.4.  Accounting and Financial Determinations.  Unless
                          ---------------------------------------
     otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the
                                                ----
     preparation of the financial statements referred to in Section 6.5.

                                   ARTICLE II.

                       COMMITMENTS, BORROWING PROCEDURES,
                           LETTERS OF CREDIT AND NOTES

            SECTION 2.1.  Commitments.  On the terms and subject to the
                          -----------
     conditions of this Agreement (including Article V),

            (a) each Lender severally agrees, from time to time on any Business Day occurring prior to the Commitment Termination Date, to make loans (relative to such Lender, its "Revolving Loans") to the
                                               ---------------
     Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans; and

            (b) from time to time on any Business Day occurring prior to the earlier of (x) January 31, 1997 and (y) the Commitment Termination Date, the Issuer agrees to

                  (i) issue one or more Letters of Credit (relative to the Issuer, its "Letters of Credit") for the account of the
                         -----------------
            Borrower in Stated Amounts requested by the Borrower on such day; or

                  (ii) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder.

            SECTION 2.2.  Lenders Not Permitted or Required to Make Loans.
                          -----------------------------------------------
     No Borrowing of Loans shall be made if, after giving effect to such Borrowing, the aggregate outstanding principal amount of all Loans of all Lenders, together with the aggregate principal amount of all Letter of Credit Outstandings, would exceed the lesser of (x) the Commitment Amount and (y) the Borrowing Base. No Lender shall be permitted or required to make any Loan under its Commitment if, after giving effect thereto, the aggregate outstanding principal amount of all such Loans by such Lender would exceed such Lender's Percentage of the Commitment Amount.

            SECTION 2.3.  Issuer Not Permitted or Required to Issue
                          -----------------------------------------
     Letters of Credit.  The Issuer shall not be permitted or required to
     -----------------
     issue, or extend the Stated Expiry Date of, any Letter of Credit if,

                  (a) after giving effect thereto, the aggregate amount of all Letter of Credit Outstandings would exceed the least of (i) the Commitment Amount less the aggregate principal amount of outstanding Revolving Loans, (ii) the Borrowing Base less the aggregate principal amount of all outstanding Revolving Loans or (iii) $6,000,000; or

                  (b) after giving effect thereto, the term of such Letter of Credit would extend beyond January 31, 1997.

            SECTION 2.4.  Reduction of Commitment Amount. (a) Voluntary
                          ------------------------------      ---------
     Reductions.  The Borrower may, from time to time on any Business Day,
     ----------
     voluntarily reduce the amount of the Commitment Amount; provided,
                                                             --------
      however, that all such reductions shall require at least three
      -------
     Business Days' prior written notice to the Administrative Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $500,000 and in an integral multiple of $50,000.

            (b)  Mandatory Reductions Upon Receipt of Applicable
                 -----------------------------------------------
     Disposition Proceeds.  Forthwith upon receipt by the Borrower or any
     --------------------
     of its Subsidiaries of any Applicable Disposition Proceeds, the Commitment Amount shall be reduced by an amount equal to 100% of such Applicable Disposition Proceeds.

            (c)   Mandatory Reductions Upon Receipt of Net Cash Proceeds of
                  ---------------------------------------------------------
     Debt or Equity Issuances.  Forthwith upon the receipt by the Borrower
     ------------------------
     or any of its Subsidiaries of any Net Cash Proceeds from any issuance of equity securities or Indebtedness of the type referred to in clause
     (a) of the definition thereof of the Borrower or any of its Subsidiaries (exclusive of intercompany issuances), the Commitment Amount shall be reduced by an amount equal to 100% of such Net Cash Proceeds.

            SECTION 2.5.  Borrowing Procedure.  The Borrower may from time
                          -------------------
     to time irrevocably request, by delivering a Borrowing Request to the Administrative Agent, (i) in the case of Eurodollar Rate Loans, not later than 12:00 p.m., Chicago, Illinois time, three Business Days before a proposed Borrowing but not more than five Business Days before a proposed Borrowing, or (ii) in the case of Reference Rate Loans, not later than 12:00 p.m., Chicago, Illinois time, on the date of a proposed Borrowing but not more than five Business Days before a proposed Borrowing, that a Borrowing be made in a minimum amount of $100,000 and an integral multiple of $1,000, or in the unused portion of the Commitment Amount. Upon receipt of each Borrowing Request, the Administrative Agent shall give to each Lender prompt notice thereof on the same day such Borrowing Request is received. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans and shall be made on the Business Day specified in such Borrowing Request. On or before 1:00 p.m., Chicago, Illinois time, on such Business Day, each Lender shall deposit with the Administrative Agent at the payment office of the Administrative Agent in Concord, California same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

            SECTION 2.6.  Continuation and Conversion Elections.  (a)  The
                          -------------------------------------
     Borrower may from time to time irrevocably elect, pursuant to the delivery of a Continuation/Conversion Notice and Borrowing Base Certificate pursuant to Section 2.6(b), that all or any portion in an aggregate minimum amount of $50,000 and an integral multiple of $1,000 of any Loans be, in the case of Reference Rate Loans, converted into Eurodollar Rate Loans or, in the case of Eurodollar Rate Loans, be converted on a Business Day into Reference Rate Loans or continued as Eurodollar Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Loan shall, on such last day, automatically convert to a Reference Rate Loan); provided, however, that (i) each such conversion or
                 --------  -------
     continuation shall be pro rated among the outstanding Loans of the Lenders, (ii) no portion of the outstanding principal amount of any Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Default has occurred and is continuing and (iii) no portion of the outstanding principal amount of any Loan may be continued as, or be converted into, a Eurodollar Rate Loan when the outstanding principal balance of the Loans exceeds the lesser of (x) the Commitment Amount and (y) the Borrowing Base.

            (b) The Borrower shall deliver a Continuation/Conversion Notice, together with a Borrowing Base Certificate, to the Administrative Agent (x) on or before 12:00 p.m., Chicago, Illinois time, on the proposed date of continuation or conversion, if the Loans are to be converted into or continued as Reference Rate Loans and (y) on or before 12:00 p.m., Chicago, Illinois time on a Business Day that is not less than three nor more than five Business Days in advance of the proposed date of continuation or conversion, if the Loans are to be converted into or continued as Eurodollar Rate Loans.

            SECTION 2.7.  Funding.  Each Lender may, if it so elects,
                          -------
     fulfill its obligation to make, continue or convert Eurodollar Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Loan; provided, however, that such
                                            --------  -------
     Eurodollar Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Rate Loans by purchasing Dollar deposits in the interbank eurodollar market.

            SECTION 2.8.  Issuance Procedures.  By delivering to the
                          -------------------
     Administrative Agent and the Issuer an Issuance Request on or before 11:00 a.m., Chicago, Illinois time, on a Business Day the Borrower may from time to time request that the Issuer issue a Letter of Credit (or amend or otherwise modify an existing Letter of Credit) in such form as may be requested by the Borrower and approved by the Issuer. No Letter of Credit shall be payable in any currency other than Dollars. Each such request shall be made on not less than two nor more than five Business Days' notice. Upon receipt of an Issuance Request, the Administrative Agent shall promptly on the same day notify the Issuer and each Lender thereof. Each Letter of Credit shall by its terms be stated to expire (whether originally or after giving effect to any extension) on a date (its "Stated Expiry Date") not later than January
                                ------------------
     31, 1997.

            The Issuer will issue such Letter of Credit and will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

            SECTION 2.8.1.  Other Lenders' Participation.  Automatically,
                            ----------------------------
     and without further action, upon the issuance of each Letter of Credit, each Lender (other than the Issuer) shall be deemed to have irrevocably purchased from the Issuer, to the extent of such Lender's Percentage, a participation interest in such Letter of Credit (including any Reimbursement Obligation and any other Contingent Liability with respect thereto), and such Lender shall, to the extent of its Percentage of the Commitment Amount, be responsible for reimbursing promptly (and in any event within one Business Day after receipt of demand for payment from the Issuer, together with accrued interest from the day of such demand) the Issuer for any Reimbursement Obligation which has not been reimbursed in accordance with Section 2.8.3. In addition, such Lender shall, to the extent of its Percentage of the Commitment Amount, be entitled to receive a ratable portion of the Letter of Credit commission payable pursuant to Section 3.3.1(b) with respect to each Letter of Credit and a ratable portion of the interest payable pursuant to Sections 2.8.2 and 3.2.

            SECTION 2.8.2.  Disbursements.  Subject to the terms and
                            -------------
     provisions of such Letter of Credit and this Agreement, upon presentment of any Letter of Credit to the Issuer for payment, the Issuer shall make such payment (such payment being a "Disbursement")
                                                           ------------
     to the beneficiary (or its designee) of such Letter of Credit on the date designated for such payment (the "Disbursement Date"). The
                                            -----------------
     Issuer will notify the Borrower and each of the Lenders promptly of the presentment for payment of any such Letter of Credit, together with notice of the related Disbursement Date. Prior to 11:00 a.m., Chicago, Illinois time, on the next Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for such Disbursement, together with all interest accrued on such Disbursement from the Disbursement Date, at the then applicable rate of interest for Reference Rate Loans.

            If, prior to 12:00 p.m., Chicago, Illinois time, on the Disbursement Date, the Borrower delivers a Borrowing Request requesting that the Reimbursement Obligation (resulting from the related Disbursement) be automatically converted into a Borrowing of Revolving Loans, then, if all conditions set forth in Section 5.2 have been satisfied or waived (as if the Borrower were requesting a new Borrowing hereunder), immediately upon such Disbursement, such resulting Reimbursement Obligation shall be deemed to be a Borrowing of Reference Rate Loans made pursuant to Section 2.1(a). In the event any Default has occurred and is continuing, or any of the other conditions set forth in Section 5.2 has not been satisfied or otherwise waived or no Borrowing Request has been delivered hereunder, then, prior to 11:00 a.m., Chicago, Illinois time, on the next Business Day following the Disbursement Date, the Borrower shall reimburse the Administrative Agent, for the account of the Issuer, for such Disbursement, together with all interest accrued on such Disbursement from the Disbursement Date, at the then applicable rate of interest for Reference Rate Loans.

            SECTION 2.8.3.  Reimbursement.  The obligation (the
                            -------------
     "Reimbursement Obligation") of the Borrower under Section 2.8.2 to
      ------------------------
     reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the

     Borrower to reimburse the Issuer, each Lender's obligation under
     Section 2.8.1 to reimburse the Issuer, shall each be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's reasonable and good faith opinion, such non-conforming Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that nothing herein shall
                               --------  -------
     adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

            SECTION 2.8.4.  Deemed Disbursements.
                            --------------------
            (a) Upon the occurrence and during the continuation of any Default of the type described in clauses (a) through (d) of Section
     8.1.9 or, with notice from the Administrative Agent, upon the occurrence and during the continuation of any Event of Default, the Borrower shall be immediately obligated to pay to the Issuer an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit. Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as cash collateral security in an interest bearing account for Obligations arising in connection with Letters of Credit. At such time when such Default or such Event of Default shall have been cured or waived (and provided no other Default has occurred and is continuing and the Loans have not been accelerated pursuant to Section 8.2 or 8.3), the Administrative Agent shall promptly return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this clause (including accrued interest, net of account expenses), net of any amount (including accrued interest) applied to the payment of any Obligations.

            (b) On any date when any reduction in the Commitment Amount shall become effective, the Borrower shall be immediately obligated to pay to the Issuer an amount equal to the excess, if any, of the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings over the Commitment Amount as so reduced. Any amounts so payable by the Borrower pursuant to this clause (b) shall be deposited in cash with the Administrative Agent and held as cash collateral security for Obligations arising in connection with Letters of Credit. At such time when the outstanding principal amount of all Loans and Letter of Credit Outstandings are less than the Commitment Amount, the Administrative Agent shall promptly return to the Borrower an amount equal to such difference (including accrued interest, net of account expenses), net of any amount (including accrued interest) applied to the payment of any Obligations.

            SECTION 2.8.5.  Nature of Reimbursement Obligations.  The
                            -----------------------------------
     Borrower and, to the extent set forth in Section 2.8.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. None of the Issuer nor any other Agent-Related Person (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

     None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any other

     Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer or any other Agent-Related Person in good faith (and not constituting gross negligence or wilful misconduct) shall be binding upon the Borrower and each such Lender, and shall not put the Issuer or any other Agent-Related Person under any resulting liability to the Borrower or any such Lender, as the case may be; provided,
                                                             --------
     however, that nothing in this Section 2.8.5 shall adversely affect the
     -------
     rights of the Borrower under Section 2.8.3 to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

            SECTION 2.9.  Notes.  Each Lender's Loans shall be evidenced
                          -----
     by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such
     --------  -------
     notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.


                                  ARTICLE III.

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

            SECTION 3.1.  Repayments and Prepayments.  The Borrower shall
                          --------------------------
     repay in full the unpaid principal amount of each Loan on the Stated Maturity Date. Prior thereto, repayments and prepayments of Loans shall be made as set forth in this Section 3.1. Each repayment or prepayment of any Loans made pursuant to this Section 3.1 shall be without premium or penalty, except as may be required by Section 4.4.

            SECTION 3.1.1.  Voluntary Prepayments.  From time to time on
                            ---------------------
     any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that
     --------  -------

                  (a)  any such prepayment shall be made pro rata among
                                                         --- ----
            Loans of all Lenders of the same type and, if applicable, having the same Interest Period;

                  (b) all such voluntary prepayments of (i) Reference Rate Loans shall require a written notice prior to 12:00 p.m., Chicago, Illinois time, on the proposed date of prepayment but no more than five Business Days' prior written notice to the Administrative Agent and (ii) Eurodollar Rate Loans shall require at least three but no more than five Business Days' prior written notice to the Administrative Agent; provided,
                                                              --------
            however, that the Administrative Agent shall, upon receipt of
            -------
            each notice of prepayment, give to each Lender prompt notice thereof on the same day such notice of prepayment is received; and

                  (c) all such voluntary partial prepayments shall be in an aggregate minimum amount of $100,000 and an integral multiple of $1,000;

     provided, further, however, that any voluntary prepayment of principal
     --------  -------  -------
     of Loans shall not cause a reduction in the Commitment Amount.

            SECTION 3.1.2.  Mandatory Prepayments.
                            ---------------------
                  (a) If the sum of (x) the aggregate outstanding principal amount of all Loans plus (y) the Letter of Credit Outstandings exceeds the lesser of (i) the Commitment Amount and (ii) the Borrowing Base, the Borrower shall make a mandatory prepayment of the aggregate outstanding principal amount of the Loans in an amount equal to such excess. All such prepayments shall be made pro rata among Loans of all
                                           --- ----
            Lenders of the same type and, if applicable, having the same Interest Period. All prepayments of Loans pursuant to this
            Section 3.1.2(a) shall, to the extent practicable, be first applied to prepay Reference Rate Loans and then, if any funds remain, to prepay Eurodollar Rate Loans. Unless a Default has occurred and is continuing, the Borrower may select the Eurodollar Rate Loans against which any such prepayments are to be applied.

                  (b) On the Stated Maturity Date, the Borrower shall repay the aggregate unpaid principal amount of all Loans then outstanding.

                  (c) Immediately upon any acceleration of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay the aggregate unpaid principal amount of all Loans then outstanding.

            SECTION 3.2.  Interest Provisions.  Interest on the
                          -------------------
     outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

            SECTION 3.2.1.  Rates.  Pursuant to an appropriately delivered
                            -----
     Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Reference Rate Loan, equal to the sum of the Alternate Reference Rate in effect from time to time plus 0.50%; and

                  (b) on that portion maintained as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Reserve Adjusted) for such Interest Period as in effect from time to time plus 1.75%.

            "Eurodollar Rate" means, for any Interest Period with respect
             ---------------
     to Eurodollar Rate Loans, the rate of interest per annum at which Dollar deposits for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore Dollar interbank market upon request of such banks at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

            "Eurodollar Rate (Reserve Adjusted)" means, for any Interest
             ----------------------------------
     Period, with respect to Eurodollar Rate Loans, the rate of interest per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent as follows:

     Eurodollar Rate (Reserve Adjusted) =      Eurodollar Rate
                                          ------------------------
                                             1.00 - Eurocurrency
                                             Reserve Percentage.

            Where,

            "Eurocurrency Reserve Percentage" means for any day for any
             -------------------------------
            Interest Period the maximum reserve percentage

            (expressed as a decimal, rounded upward, if necessary, to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period.

            The Eurodollar Rate (Reserve Adjusted) shall be adjusted automatically as to all Eurodollar Rate Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve
     Percentage.

            All Eurodollar Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan.

            SECTION 3.2.2.  Post-Maturity Rates.  After the date any
                            -------------------
     principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary obligation hereunder of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amount(s) at a rate per annum equal to the rate then applicable to Reference Rate Loans plus a margin of 2.00%.

            SECTION 3.2.3.  Payment Dates.  Interest accrued on each Loan
                            -------------
     shall be payable, without duplication:

                  (a)  on the Stated Maturity Date;

                  (b) with respect to Reference Rate Loans, on the Quarterly Payment Date following the date (or, if such date is a Quarterly Payment Date, on such date) of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                  (c) with respect to Eurodollar Rate Loans, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                  (d) with respect to Eurodollar Rate Loans, on the last day of each applicable Interest Period and, if earlier, on the three-month anniversary of the commencement of such Interest Period; and

                  (e) on that portion of any Loans the maturity of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

     Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

            SECTION 3.3.  Fees.  The Borrower agrees to pay the fees set
                          ----
     forth in this Section 3.3.  All such fees shall be non-refundable.

            SECTION 3.3.1.  Letter of Credit Fees.  (a) The Borrower
                            ---------------------
     agrees to pay to the Administrative Agent, for the account of the Issuer, an issuance fee of 0.375% on the Stated Amount of each Letter of Credit issued hereunder, payable upon the issuance thereof.

            (b) The Borrower agrees to pay to the Administrative Agent, for the pro rata account (based on Percentages) of each Lender
             --- ----
     (including the Issuer) a letter of credit commission in an amount equal to 1.125% per annum on the average daily undrawn Stated Amount of all Letters of Credit. Such letter of credit fee shall be payable by the Borrower in arrears on each Quarterly Payment Date on the Stated Expiry Date therefor and, if earlier, on the Commitment Termination Date for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

            (c) The Borrower shall pay the Issuer from time to time the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuer relating to letters of credit from time to time in effect.

            SECTION 3.3.2.  Non-Use Fee.  The Borrower agrees to pay to
                            -----------
     the Administrative Agent, for the account of each Lender, a non-use fee in an amount equal to 0.375% per annum on the daily average of the unutilized portion of such Lender's Commitment. Such non-use fee shall be payable in arrears on each Quarterly Payment Date and on the Commitment Termination Date, for the period then ending for which such non-use fees shall not have been theretofore paid. For purposes of computing such non-use fee, the Commitments shall be deemed to be used in an amount equal to the sum of the average daily principal amount of all outstanding Loans plus the average daily Stated Amount of all outstanding Letters of Credit.


                                   ARTICLE IV.

                      EURODOLLAR RATE AND OTHER PROVISIONS

            SECTION 4.1.  Eurodollar Rate Lending Unlawful.  If any Lender
                          --------------------------------
     shall determine in good faith (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of the Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans shall automatically convert into Reference Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

            SECTION 4.2.  Deposits Unavailable.  If the Administrative
                          --------------------
     Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to BofA in its relevant market; or

                  (b) by reason of circumstances affecting BofA's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans,

     then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.5 and
     Section 2.6 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 4.3.  Increased Eurodollar Rate Loan Costs, etc.  The
                          ------------------------------------------
      Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Rate Loans. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount.
     Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

            SECTION 4.4.  Funding Losses.  In the event any Lender shall
                          --------------
     incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                  (b) any Loans not being made as Eurodollar Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, Eurodollar Rate Loans in accordance with the Continuation/Conversion Notice therefor,

     then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

            SECTION 4.5.  Increased Capital Costs.  If any change in, or
                          -----------------------
     the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment, issuance or maintenance of or participation in Letters of Credit or the Loans made by such Lender, is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case, upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

            SECTION 4.6.  Taxes.  All payments by the Borrower of
                          -----
     principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event
                                                     -----
     that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

     Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

            If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

            Upon the request of the Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

            SECTION 4.7.  Payments, Computations, etc.  Unless otherwise
                          ---------------------------
     expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro
                                                                       ---
      rata account of the Lenders entitled to receive such payment.  All
      ----
     such payments required to
     be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., Chicago, Illinois time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Reference Rate Loan bearing interest at the rate specified in clause (b) of the definition of "Alternate Reference Rate", 365 days
                                      ------------------------
     or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by the definition of "Quarterly
                                                               ---------
     Payment Date" and, with respect to Eurodollar Rate Loans, by clause
     ------------
     (c) of the definition of the term "Interest Period") be made on the
                                        ---------------
     next succeeding Business Day, and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

            SECTION 4.8.  Sharing of Payments.  If any Lender shall obtain
                          -------------------
     any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) or Letter of Credit in excess of its ratable share of such payment in accordance with the terms of this Agreement, then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided,
                                                          --------
     however, that if all or any portion of the excess payment or other
     -------
     recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery, together with an amount equal to such selling Lender's ratable share (according to the proportion of

                  (a) the amount of such selling Lender's required repayment to the purchasing Lender to

                  (b)  the total amount so recovered from the purchasing
            Lender)

     of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

            SECTION 4.9.  Setoff.  Each Lender shall, upon the occurrence
                          ------
     of any Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower or any Subsidiary or any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however,
                                                       --------  -------
      that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure
                                      --------  -------
     to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.


                                   ARTICLE V.

                              CONDITIONS PRECEDENT

            SECTION 5.1.  Restatement Date.  This Agreement shall become
                          ----------------
     effective on the date (the "Restatement Date") each of the
                                 ----------------
     conditions precedent set forth in this Section 5.1 has been satisfied.

            SECTION 5.1.1.  Resolutions, etc.  The Administrative Agent
                            ----------------
     shall have received from each Obligor a certificate, dated the Restatement Date, of its Secretary or Assistant Secretary as to

                  (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document executed or to be executed by it;

                  (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it; and

                  (c) each of its Organic Documents (or, in lieu of providing copies of such Organic Documents, to the effect that none of such Organic Documents has been amended since such Organic Documents were delivered to the Administrative Agent in connection with the closing of the Existing Credit Agreement), upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

            SECTION 5.1.2.  Delivery of Notes.  The Administrative Agent
                            -----------------
     shall have received, for the account of each Lender, its Note, duly executed and delivered by the Borrower.

            SECTION 5.1.3.  No Material Adverse Change.  Immediately prior
                            --------------------------
     to the Restatement Date and immediately after giving effect to this Agreement and to the consummation of the transactions contemplated by this Agreement, there shall not have been any material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries as measured by the financial statements delivered pursuant to Section 6.5.

            SECTION 5.1.4.  Restatement Date Certificate.  The
                            ----------------------------
     Administrative Agent shall have received the Restatement Date Certificate, dated the Restatement Date and duly executed by an Authorized Officer of the Borrower, in which such Restatement Date Certificate all Obligors (as of the Restatement Date) shall have represented and warranted that the statements made therein are true and correct as of the Restatement Date and, at the time such certificate is delivered, the Administrative Agent and the Lenders shall, in their reasonable discretion, be satisfied that such statements shall in fact be true and correct.

            SECTION 5.1.5.  Financial Information, etc.  The
                            --------------------------
     Administrative Agent shall have received, in each case in form and scope reasonably satisfactory to the Administrative Agent,

                  (a) audited consolidated financial statements of Holdings for the Fiscal Year ended June 30, 1996; and

                  (b)  an unaudited pro forma consolidated balance sheet,
                                    --- -----
            dated as of June 30, 1996, and to the extent practicable, September 30, 1996 (the "Pro Forma Balance Sheet") of Holdings
                                     -----------------------
            and its Subsidiaries, after giving effect to the acquisitions of ABC and Any-Kind and the Proposed Acquisitions, the incurrence of the Senior Notes and the transactions contemplated hereby at such date, and showing compliance with the covenants set forth in Section 7.2.4 to the extent determinable by such financial statements, in form and substance reasonably satisfactory to the Administrative Agent.

     Each such financial statement shall be prepared in accordance with GAAP, with the scope and results of all such financial statements being satisfactory to the Administrative Agent.

            SECTION 5.1.6.  Opinions of Counsel.  The Administrative Agent
                            -------------------
     shall have received opinions, dated the Restatement Date and addressed to the Administrative Agent and all Lenders, from (i) Weil, Gotshal & Manges LLP, special counsel to the Borrower and the other Obligors, substantially in the form of Exhibit G-1 hereto and (ii) Jodi Mignatti, Esq., general counsel of the Borrower and the other Obligors, substantially in the form of Exhibit G-2 hereto.

            SECTION 5.1.7.  Obligors.  (a) All Obligors party to any Loan
                            --------
     Document prior to the date hereof shall have executed a counterpart of the Reaffirmation of Loan Documents in the form of Exhibit D.

            (b) The Borrower's Subsidiaries Monetary Management Corp. and U.S. Check Exchange Limited Partnership shall have executed and delivered to the Administrative Agent a counterpart to the Cash Field Warehousing Agreement, a counterpart to the Subsidiary Guaranty and a Supplement to the Subsidiary Security Agreement in the form of Exhibit E thereto.

            SECTION 5.1.8.  Solvency, etc.  The Administrative Agent shall
                            -------------
     have received a certificate of the chief accounting, financial or other executive Authorized Officer of the Borrower, dated the Restatement Date, substantially in the form of Exhibit C.

            SECTION 5.1.9.  Fees and Expenses.  The Administrative Agent
                            -----------------
     shall have received, for its own account and the account of the Lenders, all expenses payable pursuant to Section 10.3 and pursuant to that certain fee letter dated October 23, 1996 executed by the Borrower in favor of the Administrative Agent and certain Lenders.

            SECTION 5.1.10.  Senior Notes Indenture and Registration
                             ---------------------------------------
     Rights Agreement.  The Administrative Agent shall have received a
     ----------------
     copy, certified as true and correct by the Secretary of the Borrower, of the Senior Notes Indenture and the Registration Rights Agreement.

            SECTION 5.1.11.  Existing Credit Agreement.  All Indebtedness
                             -------------------------
     under the Existing Credit Agreement shall be paid in full.

            SECTION 5.1.12.  Senior Notes.  The Administrative Agent shall
                             ------------
     have received evidence satisfactory to it that the Borrower has issued the Senior Notes on terms and conditions satisfactory to the Administrative Agent for gross proceeds of not less than $110,000,000.

            SECTION 5.1.13.  Proposed Acquisitions.  The Administrative
                             ---------------------
     Agent shall have received copies, certified by an Authorized Officer of the Borrower, of definitive purchase documentation for the Proposed Acquisitions.

            SECTION 5.2.  All Credit Extensions.  The obligation of each
                          ---------------------
     Lender to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth in this
     Section 5.2.

            SECTION 5.2.1.  Compliance with Warranties, No Default, etc.
                            -------------------------------------------
     Both before and after giving effect to any Credit Extension the following statements shall be true and correct to the satisfaction of the Administrative Agent:

                  (a)  the representations and warranties set forth in
            Article VI (excluding, however, those contained in Section 6.7), Article III of the Subsidiary Guaranty, Article III of the Holdings Guaranty and Pledge

            Agreement, Article III of the Borrower Pledge Agreement,
            Article III of the Borrower Security Agreement and Article III of the Subsidiary Security Agreement shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7

                     (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

                     (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section
                  6.7 which might materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of the Borrower and its Subsidiaries; and

                  (c) no Default shall have then occurred and be continuing, and neither the Borrower, any other Obligor nor any of the Borrower's Subsidiaries are in material violation of any law, governmental regulation or court order or decree.

            SECTION 5.2.2.  Credit Request.  The Administrative Agent
                            --------------
     shall have received a Borrowing Request or an Issuance Request, as applicable, for such Credit Extension, together with a Borrowing Base Certificate. Each of the delivery of a Borrowing Request or an Issuance Request and a Borrowing Base Certificate and the acceptance by the Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 5.2.1 are true and correct and that all items reflected on such Borrowing Base Certificate satisfy the eligibility criteria for inclusion on such certificate.

            SECTION 5.2.3.  Satisfactory Legal Form.  All documents
                            -----------------------
     executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

            In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to induce the Lenders to make Credit Extensions hereunder, the Borrower represents and warrants unto the Administrative Agent and each Lender as set forth in this Article VI.

            SECTION 6.1.  Organization, etc.  The Borrower and each of
                          -----------------
     its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement (except to the extent the failure to be so qualified or to have any such license, permit or other approval would not have a material adverse effect on the financial condition, operations, assets, business or properties of the Borrower or any of its Subsidiaries), the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business as currently conducted by it.

            SECTION 6.2.  Due Authorization, Non-Contravention, etc.  The
                          -----------------------------------------
      execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within the Borrower's and such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene the Borrower's or any such Obligor's Organic Documents;

                  (b) contravene any contractual restriction, law, governmental regulation or court decree or order binding on or affecting the Borrower or any Obligor; or

                  (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any Obligor's properties (other than Liens permitted under Section 7.2.3).

            SECTION 6.3.  Government Approval, Regulation, etc.  No
                          ------------------------------------
      authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, all of which have been duly obtained or made and are in full force and effect. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            SECTION 6.4.  Validity, etc.  This Agreement constitutes,
                          -------------
     and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

            SECTION 6.5.  Financial Information.  All financial statements
                          ---------------------
     of the Borrower and each of its Subsidiaries furnished to the Administrative Agent and the Lenders pursuant to Section 5.1.5 and
     Section 7.1.1 have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

            SECTION 6.6.  No Material Adverse Change.  Since June 30, 1996
                          --------------------------
     there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries.

            SECTION 6.7.  Litigation, Labor Controversies, etc.  There
                          ------------------------------------
      is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy (including those related to any Consumer Credit Law) affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which is reasonably likely to materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower or any Subsidiary or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

            SECTION 6.8.  Subsidiaries.  The Borrower has no Subsidiaries,
                          ------------
     except those Subsidiaries

                  (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

                  (b) which are permitted to have been acquired in accordance with Section 7.2.5 or 7.2.9.

     Each of Borrower's Subsidiaries Dollar Financial Insurance Corp. and Dollar Insurance Administration Corp. (collectively, the "New
                                                               ---
     Subsidiaries"), conducts no business, has not issued any capital stock
     ------------
     and has no real or personal property or tangible or intangible assets as of the date hereof and the Restatement Date.
            SECTION 6.9.  Ownership of Properties.  The Borrower and each
                          -----------------------
     of its Subsidiaries owns good and legal title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3.

            SECTION 6.10.  Taxes.  The Borrower and each of its
                           -----
     Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

            SECTION 6.11.  Pension and Welfare Plans.  During the twelve
                           -------------------------
     -consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower of any material liability, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, the Borrower does not have any contingent liability with respect to any post-retirement medical benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

            SECTION 6.12.  Environmental Warranties.  Except as set forth
                           ------------------------
     in Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or threatened

                     (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                     (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries;

                  (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                  (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries;

                  (g) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries; and

                  (i) no condition exists at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, singly or in the aggregate, has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries, taken as a whole.

            SECTION 6.13.  Regulations G, T, U and X.  The Borrower is not
                           -------------------------
     engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

            SECTION 6.14.  Accuracy of Information.  All factual
                           -----------------------
     information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Administrative Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

            SECTION 6.15.  Consumer Credit.  Except as set forth in Item
                           ---------------
     6.15 ("Consumer Matters") of the Disclosure Schedule, and without limiting the generality of Section 6.7 or Section 6.16, there has been no past, and there is no pending or threatened, litigation, action, proceeding or controversy affecting the Borrower or any of its Subsidiaries, and no pending or threatened complaint, notice or inquiry to the Borrower or any of its Subsidiaries, regarding potential liability of the Borrower, any Subsidiary or Affiliate of the Borrower or any officer, director, agent or employee of the Borrower, or any Subsidiary or Affiliate of the Borrower under or arising from any Consumer Credit Law which is reasonably likely to have a material adverse effect on the financial condition, operations, assets, business or properties of the Borrower or any of its Subsidiaries; and, to the knowledge of the Borrower, no fact or situation exists that could form the basis for any such litigation, action, proceeding, controversy, complaint, notice or inquiry. The Borrower and each of its Subsidiaries is in compliance with all applicable requirements or conditions imposed by all applicable Consumer Credit Laws, except where the failure to so be in compliance would not have a material adverse effect on the financial condition, operations, assets, business or properties of the Borrower or any of its Subsidiaries.

            SECTION 6.16.  Compliance with Laws.  The Borrower and each of
                           --------------------
     its Subsidiaries (a) is in substantial compliance with all applicable laws, rules and regulations promulgated by any Governmental Authority (including all applicable Consumer Credit Laws), the failure to comply with which would be reasonably likely to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries, and (b) is not in default under any federal, state or local court decree or order.

            SECTION 6.17.  Solvency.  As of the Restatement Date and
                           --------
     immediately prior to and after giving effect to any Borrowing hereunder and the use of the proceeds thereof, (a) the Borrower's assets will exceed its liabilities and (b) the Borrower will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

            SECTION 6.18.  Borrowing Base.  Each item identified on a
                           --------------
     Borrowing Base Certificate satisfies the requirements for eligibility set forth in the definition of "Borrowing Base" as of the time such Borrowing Base Certificate is delivered.

                                  ARTICLE VII.

                                    COVENANTS

            SECTION 7.1.  Affirmative Covenants.  The Borrower agrees with
                          ---------------------
     the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
     Section 7.1.

            SECTION 7.1.1.  Financial Information, Reports, Notices, etc.
                            --------------------------------------------
     The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower,

                     (i) audited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and related audited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for such Fiscal Year, certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by Ernst & Young LLP or other independent public accountants acceptable to the Administrative Agent and the Required Lenders; and

                     (ii) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such audited consolidated balance sheets and statements of income and cash flows by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing the steps, if any, being taken to cure it;

                  (b) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Borrower, a Compliance Certificate, executed by the chief financial Authorized Officer of the Borrower;

                  (c) as soon as possible and in any event within 30 days after the end of each calendar month, an unaudited balance sheet and unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries as of the end of such calendar month for such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar month, certified by the chief financial Authorized Officer of Borrower, together with comparative entries from the annual budget then in effect reflecting any variance from the amounts contained in the annual budget for such calendar month (as updated pursuant to clause (e) below) and for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar month and a report setting forth revenues and EBITDA by division in form and substance similar to the reports delivered to the Lenders in connection with the Original Credit Agreement;

                  (d) not later than 30 days subsequent to the end of each Fiscal Year of the Borrower, an annual business plan and budget prepared on a calendar month basis, for the immediately succeeding Fiscal Year in form, scope and substance reasonably acceptable to the Administrative Agent;

                  (e) not later than 60 days after the closing of any Permitted Acquisition, an update to the business plan and budget delivered pursuant to clause (d) above, prepared on a calendar month basis giving effect to such Permitted Acquisition, as applicable, in form, scope and substance reasonably acceptable to the Administrative Agent;

                  (f) as soon as possible and in any event within three days after the occurrence of each Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (g) as soon as possible and in any event within five Business Days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

                  (h) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (i) promptly from time to time, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to the Senior Notes;

                  (j) on the first Business Day of each month, a Borrowing Base Certificate completed as of such day;

                  (k) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

                  (l) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

            SECTION 7.1.2.  Compliance with Laws, etc.  The Borrower will,
                            -------------------------
     and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders promulgated by any Governmental Authority (including all Consumer Credit Laws), such compliance to include:

                  (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

            SECTION 7.1.3.  Maintenance of Properties.  The Borrower will,
                            -------------------------
     and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

            SECTION 7.1.4.  Insurance.  The Borrower will, and will cause
                            ---------
     each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

            SECTION 7.1.5.  Books and Records.  The Borrower will, and
                            -----------------
     will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section.

            SECTION 7.1.6.  Environmental Covenant.  The Borrower will,
                            ----------------------
     and will cause each of its Subsidiaries to,

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and

                  (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

            SECTION 7.1.7.  Future Subsidiaries.  Upon any Person becoming
                            -------------------
     a Subsidiary of the Borrower, or upon the Borrower or any Subsidiary acquiring additional capital stock of, or partnership, ownership or similar equity interest in, any existing Subsidiary, or upon any New Subsidiary commencing to conduct business, issuing any shares of stock or holding any property (real or personal) or assets (tangible or intangible) the Borrower shall notify the Administrative Agent of such event, and, unless otherwise agreed to between the Borrower and the Administrative Agent,

                  (a) such Person, if it is a Domestic Subsidiary, shall become a party to the Subsidiary Guaranty pursuant to Section
            5.12 thereof in a manner satisfactory to the Administrative
            Agent;

                  (b) the Borrower (and, if any such Subsidiary, or any Subsidiary of such Subsidiary, has any Subsidiaries and is a Domestic Subsidiary, each such Subsidiary owning any Subsidiary) shall, pursuant to the Borrower Pledge Agreement, pledge to the Administrative Agent, for its benefit and that of the Lenders, (i) all of the outstanding shares of such capital stock of such Subsidiary owned or held by such Person (65% of the outstanding shares of such capital stock if the Subsidiary pledged is a Foreign Subsidiary), along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertified securities has been perfected by the Administrative Agent, for its benefit and that of the Lenders, in accordance with the Uniform Commercial Code, or any similar law which may be applicable), and (ii) any promissory notes evidencing intercompany indebtedness;

                  (c) such Person, if it is a Domestic Subsidiary, shall become a party to the Subsidiary Security Agreement pursuant to Section 7.6 thereof in a manner satisfactory to the Administrative Agent;

                  (d) such Person, if it is a Domestic Subsidiary, shall have delivered to the Administrative Agent acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1) or such other evidence of filing as may be acceptable to the Administrative Agent, naming such Person as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent in the collateral of such Person pursuant to the Subsidiary Security Agreement;

                  (e)  such Person shall have delivered to the
            Administrative Agent executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any other Person in any collateral described in the Subsidiary Security Agreement, together with such other Uniform Commercial Code Form UCC-3 termination statements as the Administrative Agent may reasonably request from such Person;

                  (f)  such Person shall have delivered to the
            Administrative Agent certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date satisfactory to the Administrative Agent, listing all effective financing statements which name such Person (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause
            (d) above, together with copies of such financing statements (none of which (other than those described in clause (d), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (d)) shall cover any collateral of such Person described in the Subsidiary Security Agreement);

                  (g) such Person, if it is a Domestic Subsidiary, shall have delivered to the Administrative Agent copies of each of the Assigned Agreements of such Person referred to in the Subsidiary Security Agreement, duly executed by each party thereto other than the Borrower and such Person;

                  (h) such Person, if it is a Domestic Subsidiary, shall become a party to the Cash Field Warehousing Agreement pursuant to Section 14 thereof; and

                  (i) the Administrative Agent shall have received a
            certificate of the Secretary or Assistant Secretary of such Person as to (x) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document executed or to be executed by it, (y) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it and (z) each of its Organic Documents, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Person canceling or amending such prior certificate;

     together, in each case, with such opinions of legal counsel, in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require, relating to the Loan Documents specified above.

            SECTION 7.1.8.  Use of Proceeds.  The Borrower shall apply the
                            ---------------
     proceeds of the Credit Extensions for the Borrower's ongoing working capital and general corporate purposes and not to finance acquisitions (except that a Letter of Credit may be issued to support payment obligations of the Borrower or its Subsidiaries to the seller in connection with the acquisition described in clause (b) of the definition of "Proposed Acquisitions").
                    ---------------------
            Without limiting the foregoing, no proceeds of any Loan will be used (i) in any manner which would cause a Default hereunder or
     (ii) to acquire or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

            SECTION 7.2.  Negative Covenants.  The Borrower agrees with
                          ------------------
     the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
     Section 7.2.

            SECTION 7.2.1.  Business Activities.  The Borrower will not,
                            -------------------
     and will not permit any of its Subsidiaries to, engage in any business activity, except the Check Cashing Business and such activities as may be incidental or related thereto.

            SECTION 7.2.2.  Indebtedness.  The Borrower will not, and will
                            ------------
     not permit Holdings or any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness in respect of the Credit Extensions and other Obligations;

                  (b)  the Senior Notes;

                  (c) Indebtedness which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

                  (d) Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 (excluding assets acquired with Excess Capital Expenditures) to finance its acquisition of such assets;

                  (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                  (f) unsecured Indebtedness of (i) Holdings owing to any of its Subsidiaries, (ii) any Subsidiary to Holdings and (iii) any Subsidiary of Holdings owing to any other Subsidiary of Holdings, in each case so long as such Indebtedness, if owed to a Domestic Subsidiary, shall be evidenced by one or more promissory notes (in the form of Exhibit A to the Holdings Guaranty and Pledge Agreement or the Borrower Pledge Agreement, as the case may be) and pledged to the Administrative Agent pursuant to the Holdings Guaranty and Pledge Agreement or the Borrower Pledge Agreement, as the case may be;

                  (g)  Indebtedness in respect of any Hedging Agreement;

                  (h)   the Western Union Commission Advance;

                  (i) an overdraft facility with CoreStates in connection with the provision by CoreStates to the Borrower of bulk cash services, in a principal amount not to exceed $2,500,000;

                  (j) a facility of National Money Mart Inc. with Bank of Montreal for overdrafts and other potential exposures in connection with the provision by Bank of Montreal to National Money Mart Inc. of payroll, ACH and check cashing services, in a principal amount not to exceed $3,500,000;

                  (k) Holdings and the Borrower may guaranty obligations of their respective Subsidiaries arising under leases and purchase agreements entered into in the ordinary course of business or in connection with Permitted Acquisitions; and

                  (l) other unsecured Indebtedness of the Borrower and its Subsidiaries not to exceed $2,500,000 in aggregate principal amount at any time outstanding;

     provided, however, that no Indebtedness otherwise permitted by clause
     --------  -------
     (d), (e), (f), (g), (h), (j), (k) or (l) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

            SECTION 7.2.3.  Liens.  The Borrower will not, and will not
                            -----
     permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations granted pursuant to any Loan Document;

                  (b)  Liens disclosed in Item 7.2.3(b) of the Disclosure
            Schedule;

                  (c) Liens granted to secure payment of Indebtedness of the type permitted by and described in clause (d) of
            Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                  (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (g) judgment Liens in existence less than 15 Business Days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

                  (h) Liens on assets of Foreign Subsidiaries securing Indebtedness not exceeding $3,500,000 in aggregate principal amount outstanding at any time.

            SECTION 7.2.4.  Financial Condition.
                            -------------------
                  (a)  Net Worth.  The Borrower will cause Holdings not to
                       ---------
            permit its Net Worth as of the close of any Fiscal Quarter to be less than the sum of (i) $33,000,000 plus (ii) 50% of Net Income of Holdings and its Subsidiaries for the period commencing on September 30, 1996 and ending on the last day of such Fiscal Quarter (excluding any Fiscal Quarter during such period in which a net loss occurred).

                  (b)  Interest Coverage Ratio.  The Borrower will cause
                       -----------------------
            Holdings not to permit its Interest Coverage Ratio as of the close of any Fiscal Quarter occurring during the applicable period set forth below to be less than the ratio set forth opposite such period:

                       Period                          Ratio
                       ------                          -----
                  Restatement Date through 6/30/97     1:50:1.00
                  7/01/97 through 6/30/98              1.75:1.00
                  7/01/98 and thereafter               2.00:1.00.

                  (c)  Leverage Ratio.  The Borrower will cause Holdings
                       --------------
            not to permit its Leverage Ratio as of the close of any Fiscal Quarter occurring during the applicable period set forth below to be greater than the ratio set forth opposite such period:

                       Period                          Ratio
                       ------                          -----
                  Restatement Date through 6/30/97     5.25:1.00
                  7/01/97 through 6/30/98              4.50:1.00
                  7/01/98 and thereafter               4.00:1.00.

            SECTION 7.2.5.  Investments.  The Borrower will not, and
                            -----------
     will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

                  (b)  Cash Equivalent Investments;

                  (c) Permitted Acquisitions, in compliance with Section 7.2.9(c); and

                  (d) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances pursuant to clause (f) of
            Section 7.2.2 (provided, however, that Investments in Foreign
                           --------  -------
            Subsidiaries may not exceed $2,500,000 at any time outstanding);

     provided, however, that
     --------  -------
                  (e) no Investment otherwise permitted by clause (d) shall
            be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing; and

                  (f) the aggregate amount of all Investments made in any year in Monetary Management Corp. (or any successor thereto) and its Subsidiaries may not exceed $300,000.

            SECTION 7.2.6.  Restricted Payments, etc.  At all times:
                            ------------------------
                  (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

                  (b) the Borrower will not make any redemptions, prepayments, defeasances or repurchases of the Senior Notes; and

                  (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

     provided, however, that notwithstanding any provision in the foregoing
     --------  -------
     to the contrary, upon approval of the board of directors of the Borrower, the Borrower shall be permitted to repurchase the shares of capital stock of the management of an Acquisition Prospect and Holdings so long as the aggregate amount of all such repurchases shall not exceed $500,000 from and after the date of the Original Credit Agreement.

            SECTION 7.2.7.  Capital Expenditures, etc.  The Borrower will
                            -------------------------
     not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year in excess of (w) $3,500,000 for the Fiscal Year ended June 30, 1997, (x) $5,000,000 for the Fiscal Year ended June 30, 1998, (y) $3,250,000 for the Fiscal Year ended June 30, 1999 and (z) $2,000,000 for each Fiscal Year thereafter; provided, however, that, so long as no Default has
                 --------  -------
     occurred and is continuing or would occur after giving effect thereto, the Borrower and its Subsidiaries may use the proceeds of the Senior Notes, the proceeds of common equity infusions and the proceeds of the Western Union Commission Advance to make additional Capital Expenditures ("Excess Capital Expenditures"), but in no event may the aggregate
       ---------------------------
     amount of Excess Capital Expenditures exceed the lesser of (i) (x) $7,000,000 less (y) the Western Union Commission Shortfall and (ii)
     (x) $17,000,000 less (y) the Western Union Commission Shortfall less
     (z) the amount of the aggregate purchase price paid in connection with all Permitted Acquisitions (other than the Proposed Acquisitions except as set forth in Section 7.2.9(c)(viii)) (calculated in accordance with clause (c)(viii) of Section 7.2.9).

            SECTION 7.2.8.  Take or Pay Contracts.  The Borrower will not,
                            ---------------------
     and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

            SECTION 7.2.9.  Consolidation, Merger, etc.  The Borrower will
                            --------------------------
     not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

                  (a) so long as no Default has occurred and is continuing or would occur after giving effect thereto, any such Subsidiary may liquidate or dissolve voluntarily into, or merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary;

                  (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, any Acquisition Prospect may liquidate or dissolve voluntarily into, or merge with and into, the Borrower or any Subsidiary, and the assets or stock of any Acquisition Prospect may be purchased or otherwise acquired by the Borrower or any Subsidiary; and

                  (c)  Permitted Acquisitions, provided that

                     (i) the Borrower shall have delivered to the
                  Administrative Agent a duly-completed certificate in the form of Exhibit Q (each, an "Acquisition

                  Certificate"), confirming that the financial conditions

                  referred to in clause (c)(iii) below with respect to such acquisition will be satisfied, together with (x) a statement of the chief financial Authorized Officer of the Borrower detailing all amounts required to consummate the prospective Permitted Acquisition and a business description and summary of terms of the prospective Permitted Acquisition, (y) evidence that the prospective Permitted Acquisition is being made pursuant to a written agreement approved by all necessary parties, including the Borrower and the Acquisition Prospect, and (z) a summary description of the business of the Acquisition Prospect in substantially similar form to the reports delivered in connection with acquisitions under the Original Credit Agreement,

                     (ii) the Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, with copies for each Lender,

                       (x) consolidated audited financial statements for
                     the related Acquisition Prospect for each of the last three fiscal years of such Acquisition Prospect and

                       (y)  pro forma consolidated balance sheets,
                            --- -----
                     statements of income and cash flows and projections of the Borrower and its Subsidiaries, calculated as of a date reasonably near to the related Acquisition Date for the five-year period immediately succeeding the prospective Permitted Acquisition giving effect to the consummation of such Permitted Acquisition and all transactions contemplated in connection therewith,

                     (iii) the Borrower shall be in compliance with all
                  financial covenants in Section 7.2.4 (x) for the period of four consecutive Fiscal Quarters ending on the last day of the last day of the last completed Fiscal Quarter immediately preceding the date of the prospective Permitted Acquisition (or, with respect to any Proposed Acquisition, June 30, 1996) and (y) as projected by the Borrower for the period of four consecutive Fiscal Quarters beginning on the first day of the Fiscal Quarter in which the date of the prospective Permitted Acquisition occurs (or, with respect to any Proposed Acquisition, June 30, 1996), which calculations, in each of clauses (x) and (y), shall include the Adjusted EBITDA of the related Acquisition Prospect for such entire four Fiscal Quarter Period,

                     (iv) the acquisition of the related Acquisition
                  Prospect shall be consummated in accordance with all requirements of applicable law and the Borrower and its Subsidiaries shall have obtained all consents and approvals necessary or desirable to such consummation and the business operations of such Acquisition Prospect after such acquisition, including governmental and contractual approvals and consents of landlords, except those consents the failure to obtain which, in the reasonable business judgment of the Borrower, will not result in a material adverse effect in the business, operations, assets, revenues, properties or prospects of the Borrower and its Subsidiaries,

                     (v) no Default shall exist at the time of
                  consummation thereof or would result therefrom,

                     (vi) the Person to be acquired (or its Board of
                  Directors or equivalent governing body) has not (i) announced it will oppose such acquisition or (ii) commenced any action which alleges that such acquisition violates, or will violate, any applicable law,

                     (vii) such acquisition is not funded with the
                  proceeds of any Loans,

                     (viii) the total consideration for all such
                  acquisitions (other than the Proposed Acquisitions except as set forth below) (including cash and noncash purchase price, liabilities assumed, deferred or financed purchase price, purchase price characterized as noncompetition payments and the like), plus the amount of all Excess Capital Expenditures, does not exceed in the aggregate
                  (i) during the term of this Agreement (x) $17,000,000 less (y) the Western Union Commission Shortfall and (ii) during any period of four consecutive Fiscal Quarters,
                  (x) $15,000,000 less (y) the Western Union Commission Shortfall (it being understood that any increase in purchase price for any Proposed Acquisition to an amount in excess of the amount set forth with respect to such Proposed Acquisition in the Borrower's Confidential Offering Memorandum dated November 12, 1996 with respect to the Senior Notes shall be counted against the purchase price limitations above and in Section 7.2.7), and

                     (ix) such acquisition is consummated on or prior to June 30, 1999.

            SECTION 7.2.10.  Asset Dispositions, etc.  The Borrower will
                             -----------------------
     not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

                  (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.9; or

                  (b) such sale, transfer, lease, contribution or conveyance is made for fair market value, as determined in good faith by the board of directors of the Borrower or Subsidiary disposing of such assets and the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since the Restatement Date does not exceed $3,000,000.

            SECTION 7.2.11.  Modification of Certain Agreements.  The
                             ----------------------------------
     Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, (a) the Merger Agreement (including all exhibits thereto), or (b) unless any such amendment is not adverse in any respect to the Lenders or is not reasonably likely to have a material adverse effect on the business, operations, assets, revenues, properties or prospects of the Borrower and its Subsidiaries, the Senior Notes, the Senior Notes Indenture or the Registration Rights Agreement, unless, in each case, the same shall be consented to by the Required Lenders.

            SECTION 7.2.12.  Transactions with Affiliates.  The Borrower
                             ----------------------------
     will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

            SECTION 7.2.13.  Negative Pledges, Restrictive Agreements,
                             -----------------------------------------
     etc.  The Borrower will not, and will not permit any of its
     ---
     Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clause (d) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

            SECTION 7.2.14.  Limitation on Issuance of Guaranty
                             ----------------------------------
     Obligations.  The Borrower will not permit any Subsidiary to create,
     -----------
     incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Contingent Liability of such Subsidiary relating to any Indebtedness of the Borrower unless

                  (a) such Subsidiary, if it is not already a party to the Subsidiary Guaranty, simultaneously executes and delivers to the Administrative Agent a counterpart to the Subsidiary Guaranty, together with such supporting documentation as the Administrative Agent may reasonably request, notwithstanding
            Section 7.1.7,

                  (b) if such Indebtedness is by its terms subordinated to the Obligations of the Borrower, any such assumption, guaranty or other liability of such

            Subsidiary with respect to such Indebtedness shall be subordinated, in form and substance satisfactory to the Administrative Agent, to such Subsidiary's Obligations under the Subsidiary Guaranty to the same extent as such Indebtedness is subordinated to the Obligations of the Borrower (provided that such Subsidiary's Contingent Liability
                      --------
            with respect to such Indebtedness of the Borrower shall be subordinated to the full amount of such Subsidiary's Obligations under the Subsidiary Guaranty without giving effect to any reduction thereto necessary to render the Obligations of such Subsidiary thereunder not voidable under applicable law relating to fraudulent conveyance or fraudulent transfer), and

                  (c) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any right of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Subsidiary as a result of any payment by such Subsidiary under its Contingent Liability with respect to such other Indebtedness of the Borrower.

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

            SECTION 8.1.  Listing of Events of Default.  Each of the
                          ----------------------------
     following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".
                    ----------------
            SECTION 8.1.1.  Non-Payment of Obligations.  The Borrower
                            --------------------------
     shall default in the payment or prepayment when due of any principal of or interest on any Loan, the Borrower shall default in the payment when due of any Reimbursement Obligation under any Letter of Credit (unless such Reimbursement Obligation is converted to Loans pursuant to Section 2.8.2), or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any fee or of any other Obligation.

            SECTION 8.1.2.  Breach of Warranty.  Any representation or
                            ------------------
     warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

            SECTION 8.1.3.  Non-Performance of Certain Covenants and
                            ----------------------------------------
     Obligations.  The Borrower shall default in the due performance and
     -----------
     observance of any of its obligations under clauses (b) or (f) or (g) of Section 7.1.1 and Section 7.2 or under the Post-Closing Matters Letter Agreement or Holdings shall default in the due performance and observance of any of its obligations under Section 4.11 of the Holdings Guaranty and Pledge Agreement.

            SECTION 8.1.4.  Non-Performance of Other Covenants and
                            --------------------------------------
     Obligations.  Any Obligor shall default in the due performance and
     -----------
     observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

            SECTION 8.1.5.  Default on Other Indebtedness.  A default
                            -----------------------------
     shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

            SECTION 8.1.6.  Judgments.  Any judgment or order for the
                            ---------
     payment of money not fully covered by insurance (evidence of which shall have been provided to the Administrative Agent) which, together with other such outstanding judgments or orders against the Borrower or any of its Subsidiaries or any other Obligor, exceeds $250,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and either

                  (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

            SECTION 8.1.7.  Pension Plans.  Any of the following events
                            -------------
     shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $250,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

            SECTION 8.1.8.  Control of the Borrower.  Any Change in
                            -----------------------
     Control shall occur.

            SECTION 8.1.9.  Bankruptcy, Insolvency, etc.  The Borrower or
                            ---------------------------
     any of its Subsidiaries or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower,
                                              --------
            each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each
                                 --------
            Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

            SECTION 8.1.10.  Impairment of Security, etc.  Any Loan
                             ---------------------------
     Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

            SECTION 8.1.11.  Rubin Litigation.  The Borrower shall enter
                             ----------------
     into any agreement to compromise or settle any claims made by Adrian Rubin and his Affiliates (including Happy's Check Cashing and Chase Money Loan Inc.) in connection with that certain Asset Purchase Agreement dated January 9, 1995 or any judgment or order for the payment of money with respect thereto shall be entered against the Borrower if such agreement to compromise or settle, judgment or order shall be in an amount in excess of $500,000.

            SECTION 8.1.12.  Registration Rights Agreement.  The Borrower
                             -----------------------------
     and its Subsidiaries shall have paid an amount in excess of $350,000 in liquidated damages under Section 5 of the Registration Rights Agreement.

            SECTION 8.2.  Action if Bankruptcy.  If any Event of Default
                          --------------------
     described in clauses (a) through (d) of Section 8.1.9 shall occur with respect to the Borrower or any Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

            SECTION 8.3.  Action if Other Event of Default.  If any Event
                          --------------------------------
     of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower or any Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                   ARTICLE IX.

                                   THE AGENTS

            SECTION 9.1.  Appointment and Authorization.  (a)  Each Lender
                          -----------------------------
     hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Lender hereby appoints Lehman Commercial Paper, Inc. as Documentation Agent for the Lenders. The Documentation Agent shall have no rights or duties in such capacity. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligation arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

            (b)  The Issuer shall act on behalf of the Lenders with
     respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuer with respect thereto; provided, however, that
                                                 --------  -------
     the Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Article IX, included the Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuer.

            SECTION 9.2.  Delegation of Duties.  The Administrative Agent
                          --------------------
     may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

            SECTION 9.3.  Liability of Administrative Agent.  None of the
                          ---------------------------------
     Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or
     (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

            SECTION 9.4.  Reliance by Administrative Agent.  (a)  The
                          --------------------------------
     Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            (b) For purposes of determining compliance with the conditions specified in Article V or in any comparable provision of any amendment hereto, each Lender that has executed this Agreement or such amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

            SECTION 9.5.  Notice of Default.  The Administrative Agent
                          -----------------
     shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Default as may be requested by the Required Lenders in accordance with
     Article VIII; provided, however, that unless and until the
                   --------  -------
     Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of the Lenders.

            SECTION 9.6.  Credit Decision.  Each Lender acknowledges that
                          ---------------
     none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or its Subsidiaries which may come into the possession of any of the Agent-Related Persons.

            SECTION 9.7.  Indemnification.  The Lenders shall indemnify
                          ---------------
     upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all
                             --- ----
     Indemnified Liabilities; provided, however, that no Lender shall be
                              --------  -------
     liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Administrative Agent and, without duplication, the allocable costs of internal legal services and all disbursements of internal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.7 shall survive the expiration or termination of the Commitments and payment of the Loans and other liabilities of the Borrower hereunder and the resignation or replacement of the Administrative Agent.

            For the purposes of this Section 9.7, "Indemnified
                                                   -----------
     Liabilities" shall mean:  "any and all liabilities, obligations,
     -----------
     losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Administrative Agent and, without duplication, the allocable costs of internal legal services and all disbursements of internal counsel) of any kind or nature whatsoever which may at any time (including at any time following expiration or termination of the Commitments, repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Agent-Related Person, any Lender or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto."

            SECTION 9.8.  Administrative Agent in Individual Capacity.
                          -------------------------------------------
     BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.
     With respect to their Loans, BofA and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Administrative Agent, and the terms "Lender" and "Lenders" include BofA and its Affiliates, to the extent applicable, in their individual capacities.

            SECTION 9.9.  Successor Administrative Agent.  The
                          ------------------------------
     Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Section 10.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above.

            SECTION 9.10.  Withholding Tax.
                           ---------------
                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent to deliver to the Administrative Agent:

                     (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                     (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                     (iii)  such other form or forms as may be
                  required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

            Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b)  If any Lender claims exemption from, or
            reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Notes of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (a) of this Section 9.10 are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e)    If the Internal Revenue Service or any
            other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 9.10, together with all costs and expenses (including reasonable fees of attorneys for the Administrative Agent and, without duplication, the allocable costs of internal legal services and all disbursements of internal counsel). The obligation of the Lenders under this subsection shall survive the expiration or termination of the Commitments and payment of the Loans and other liabilities of the Borrower hereunder and the resignation or replacement of the Administrative Agent.

            SECTION 9.11.  Collateral Matters.  (a)  The Administrative
                           ------------------
     Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral granted pursuant to the Loan Documents.

            (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any collateral:
     (i) upon termination of the Commitments and payment in full of all Loans and all other obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter;
     (iv) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 10.1(c), all the Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this Section 9.11(b).

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

            SECTION 10.1.  Waivers, Amendments, etc.  The provisions of
                           ------------------------
     this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or
              --------  -------
     waiver which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (b) modify this Section 10.1 or change the definition of "Required Lenders" shall be effective unless consented to by
             ----------------
            each Lender and the Borrower;

                  (c) reduce any fees described in Article III (other than the fee described in Section 3.3.1(a)), release all or substantially all collateral security or release Holdings from the Holdings Guaranty and Pledge Agreement or any Subsidiary from the Subsidiary Guaranty, except as otherwise specifically provided in any Loan Document, shall be made without the consent of each Lender and each holder of a Note;

                  (d) extend the Commitment Termination Date shall be made without the consent of each Lender;

                  (e) extend the due date for, or reduce the amount of, any mandatory reduction of any Commitment, any scheduled or mandatory repayment or prepayment of principal of or interest on any Loan or any payment or cash collateralization with respect to any Letter of

            Credit, or reduce the principal amount of or rate of interest on any Loan, shall be made without the consent of the holder of the Note evidencing such Loan;

                  (f) increase any Commitment of any Lender without the consent of such Lender;

                  (g) affect the rights of the Issuer or reduce the fee described in Section 3.3.1(a) unless consented to by the Issuer; or

                  (h)  affect adversely the interests, rights or
            obligations of the Administrative Agent qua the Administrative
                                                    ---
            Agent shall be made without consent of the Administrative
            Agent.

     No failure or delay on the part of the Administrative Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

            SECTION 10.2.  Notices.  All notices and other communications
                           -------
     provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

            SECTION 10.3.  Payment of Costs and Expenses.  The Borrower
                           -----------------------------
     agrees to pay on demand all expenses of the Administrative Agent, BAI in its capacity as Issuer and BA Securities, Inc. in its capacity as arranger (including the reasonable fees and out-of-pocket expenses of counsel, of local counsel, if any, who may be retained by counsel to such Persons and, without duplication, the allocable costs of internal legal services and all disbursements of internal counsel) in connection with

                  (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

                  (b) the filing, recording, refiling or rerecording of the Pledge Agreements and the Security Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Pledge Agreements or the Security Agreements, and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

     The Borrower further agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit or any other Loan Document. The Borrower also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Administrative Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

            SECTION 10.4.  Indemnification.  In consideration of the
                           ---------------
     execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, the Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties")
                                -------------------
     free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (including, without duplication, the allocable costs of internal legal services and all disbursements of internal counsel) (collectively, the "Indemnified Liabilities"), incurred by the
                         -----------------------
     Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make any Credit Extension);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent or such Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
            Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

                  (f) any investigation, litigation or proceeding related to any violation or alleged violation by the Borrower or any Subsidiary or Holdings of any Consumer Credit Law,
     except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

            SECTION 10.5.  Survival.  The obligations of the Borrower
                           --------
     under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

            SECTION 10.6.  Severability.  Any provision of this Agreement
                           ------------
     or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 10.7.  Headings.  The various headings of this
                           --------
     Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

            SECTION 10.8.  Execution in Counterparts, Effectiveness, etc.
                           ---------------------------------------------
     This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

            SECTION 10.9.  Governing Law; Entire Agreement.  THIS
                           -------------------------------
     AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL

     LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

            SECTION 10.10.  Successors and Assigns.  This Agreement shall
                            ----------------------
     be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:
                                                  --------  -------
                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

            SECTION 10.11.  Sale and Transfer of Loans and Notes;
                            -------------------------------------
     Participations in Loans and Notes.  Each Lender may assign, or sell
     ---------------------------------
     participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

            SECTION 10.11.1.  Assignments.  Any Lender,
                              -----------
                  (a) with notice to (but without the consent of) the Borrower and with the written consent of the Administrative Agent and the Issuer (which consents shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more commercial banks or other financial institutions (provided, that no such consent of the Administrative Agent or
             --------
            the Issuer shall be required if (x) prior to such assignment, the assigning Lender had a greater Percentage than BAI and (y) such assignment is to an Eligible Assignee), and

                  (b) with notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender

     (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction
                                    ---------------
     of such Lender's total Loans and Commitments in a minimum aggregate amount of $5,000,000; provided, however, that any such Assignee Lender
                           --------  -------
     will comply, if applicable, with the provisions contained in the last sentence of Section 4.6 and further provided, however, that (x) no assignment and delegation shall
     ------- --------  -------
     be made (i) to a Person engaged in the Check Cashing Business without the prior consent of the Borrower (which consent shall not be unreasonably withheld) it being understood that a Person engaged in the business of making consumer loans is not, solely by virtue of such business, engaged in the Check Cashing Business or (ii) if, as a result of such assignment and delegation, the Borrower would be obligated to pay any greater amount under Section 4.6 to the Assignee Lender than the Borrower is then obligated to pay to the assigning Lender under such Section, (y) no Lender may make any assignment or delegation of its Loans and Commitment that does not assign an equal pro rata interest in each and (z) each assignment and delegation must
     --- ----
     be of a constant, and not a varying, percentage of all Loans and Commitments to be assigned and delegated and further, provided,
                                                  -------  --------
     however, that the Borrower, each other Obligor, the Administrative
     -------
     Agent and the Issuer shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender,

                  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent and the Issuer, and

                  (e) the processing fee described below shall have been paid.

     From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this
     Section 10.11.1 shall be null and void.

            SECTION 10.11.2.  Participations.  Any Lender may at any time
                              --------------
     sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans,
      -----------
     Commitments, or other interests of such Lender hereunder; provided,
                                                               --------
      however, that
      -------
                  (a)  no participation contemplated in this
            Section 10.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

                  (c) the Borrower and each other Obligor, the Issuer and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (c), (d) or (e) of
            Section 10.1,

                  (e) the Borrower shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold, and

                  (f) in the event that a Participant is engaged in the Check Cashing Business, the Borrower shall consent in writing to such participation (which consent shall not be unreasonably withheld), it being understood that a Person engaged in the business of making consumer loans is not, solely by virtue of such business, engaged in the Check Cashing Business.

     The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4,
     shall be considered a Lender.

            SECTION 10.12.  Other Transactions.  Nothing contained herein
                            ------------------
     shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

            SECTION 10.13.  Forum Selection and Consent to Jurisdiction.
                            -------------------------------------------
     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED,
                                                                  --------
      HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR
      -------
     OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF

     THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            SECTION 10.14.  Waiver of Jury Trial.  THE ADMINISTRATIVE
                            --------------------
     AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                       DOLLAR FINANCIAL GROUP, INC.


                       By: /s/ Jeffrey Weiss
                           ---------------------------
                           Title: President

                       Address:  1436 Lancaster Avenue
                                 Berwyn, Pennsylvania 19312
                                 Facsimile No.:  (610) 296-7844
                                 Attention:  President


                       BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                       ASSOCIATION, as Administrative Agent


                       By: /s/ L. Dustin Vincent, III
                           --------------------------------
                           Title: Managing Director


                       Address:  231 South LaSalle Street
                                 Chicago, Illinois 60697
                                 Facsimile No.:  (312) 974-9102
                                 Attention:  Agency Management
                                 Services #59696


                       BANK OF AMERICA ILLINOIS, as Issuer

                       By: /s/ L. Dustin Vincent, III
                           -------------------------------
                           Title: Managing Director

                       Address:  231 South LaSalle Street
                                 Chicago, Illinois  60697
                                 Facsimile No.:  (312) 987-6828
                                 Attention:  Jess Aranas

                       BANK OF AMERICA ILLINOIS, as a Lender


                       By: /s/ L. Dustin Vincent, II
                           ---------------------------------
                       Title: Managing Director
                             -------------------------------
                       Domestic and
                       Eurodollar Offices:

                                231 South LaSalle Street
                                Chicago, Illinois  60697
                                Facsimile No.:  (312) 828-3864
                                Attention:  Leveraged Finance -
                                            Chicago


                       LEHMAN COMMERCIAL PAPER, INC., as Documentation Agent and as a Lender


                       By: /s/ Dennis J. Dee
                           -------------------------------
                       Title: Authorized Signitory
                              ----------------------------
                       Domestic and
                       Eurodollar Offices:

                                Three World Financial Center
                                10th Floor
                                New York, New York  10285
                                Facsimile No.:  (212) 528-0819
                                Attention:  Michelle Swanson

                       THE FIRST NATIONAL BANK OF MARYLAND


                       By: /s/ Peyton J. Wise
                           -------------------------------
                       Title: Sr. Vice President
                             -----------------------------
                       Domestic and
                       Eurodollar Offices:

                                96 South George Street
                                York, Pennsylvania  17405
                                Facsimile No.: (717) 771-4917

                                  Schedule 1.1
                                  ------------
                             LENDERS AND COMMITMENTS



     Lender                                Commitment  Percentage
     ------                                ----------  ----------
     Bank of America Illinois              $10,000,000      40%
     Lehman Commercial Paper, Inc.         $ 7,500,000      30%
     The First National Bank of Maryland   $ 7,500,000      30%

            TOTAL                          $25,000,000      100%

                                   SCHEDULE I

                               DISCLOSURE SCHEDULE


                        [to be provided by the Borrower]

                                                                  EXHIBIT B
                                                                  ---------


                           BORROWING BASE CERTIFICATE


     Bank of America National Trust
       and Savings Association,
     as Administrative Agent
     231 South LaSalle Street
     Chicago, Illinois 60697


     Gentlemen and Ladies:

          This Borrowing Base Certificate is delivered to you pursuant to the Second Amended and Restated Credit Agreement, dated as of November __, 1996 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Dollar Financial Group, Inc.,
                   ----------------
     a New York corporation formerly known as Monetary Management Corporation (the "Borrower"), the various financial institutions as
                       --------
     are, or may from time to time become, parties thereto (collectively, the "Lenders"), Lehman Commercial Paper, Inc., as documentation agent
          -------
     for the Lenders, and Bank of America National Trust and Savings Association, as administrative agent (the "Administrative Agent") for
                                                --------------------
     the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in, and section references are to, the Credit Agreement.

          For purposes of this Borrowing Base Certificate, the "Borrowing Base Calculation Date" is __________, 199_.

               1. The amount of cash of the Borrower and its Subsidiaries held in store safes subject to the Cash Field Warehousing Agreement as of the close of business on the day immediately preceding the Borrowing Base Calculation Date is: $___________.

               2.   90% of the amount designated in item 1 is:
                                                    ------
          $__________.

               3. The amount of all balances (net of ACH transfers out of such accounts) of the Borrower and its Subsidiaries held, on the Borrowing Base Calculation Date, in bank accounts subject to Blocked Account Letters (provided, that no Blocked Account
                                   --------
          Letters shall be required for the first 90 days following the Restatement Date with respect to bank accounts maintained at Wells Fargo, Society Bank or Banc Once Arizona) at the Borrowing Base Calculation Date is: $__________.

               4. The amount of all checks of the Borrower and its Subsidiaries held at the close of business on the day immediately preceding the Borrowing Base Calculation Date in store safes subject to the Cash Field Warehousing Agreement to be deposited in the Cash Concentration Account via ACH is: $_____________.

               5.   90% of the amount designated in item 4 above is:
                                                    ------
          $__________.

               6. The amount of all ACH transfers initiated the Business Day immediately preceding the Borrowing Base Calculation Date and transfers of same day funds initiated on the Borrowing Base Calculation Date from the Cash Concentration Account to be credited to bank accounts subject to Blocked Account Letters (provided, that no Blocked Account Letters shall be required for the first 90 days following the Restatement Date with respect to bank accounts maintained at Wells Fargo, Society Bank or Banc One Arizona) is: $__________.

               7.   90% of the amount designated in item 6 above is: $_____
                                                    ------
          ____.

               8. The amount of the cash and checks at the Borrowing Base Calculation Date of the Borrower and its Subsidiaries held at those armored car carriers that have executed letters in form and substance satisfactory to the Administrative Agent acknowledging that they hold such cash and checks as bailee for the Borrower or the applicable Subsidiary (provided, that no such letters shall be required for the first 90 days following the Restatement Date) is $__________.

               9. The face amount of all Eligible Government Receivables of the Borrower or any of its Subsidiaries at the Borrowing Base Calculation Date is: $___________.

               10.  85% of the amount designated in item 9 above is:
                                                    ------
          $____________.

               11. The amount of all cash balances at the Borrowing Base Calculation Date of the Borrower or any of its Subsidiaries held in bank accounts and/or investment accounts pledged to the Administrative Agent pursuant to pledge agreements in form and substance satisfactory to it is: $___________.

               12. As of the Borrowing Base Calculation Date, the Borrowing Base (the sum of the amounts designated in items 2, 3,
                                                               -------  -
          5, 7, 8, 10 and 11) is:  $__________.
          -  -  -  --     --
               13. The information contained in this Borrowing Base Certificate (including the information upon which the foregoing calculations are based) is true and complete in all material respects.

               14. Except as disclosed in this Borrowing Base Certificate, there has been no material adverse change in the items listed on this certificate.

               15. As of the Borrowing Base Calculation Date, the sum of aggregate outstanding principal amount of all Loans plus the aggregate principal amount of all Letter of Credit Outstandings plus any Loan or Letter of Credit being requested in conjunction with the delivery of this Borrowing Base Certificate will not exceed the lesser of (x) the Commitment Amount and (y) the Borrowing Base.

          Borrower has caused this Borrowing Base Certificate to be executed and delivered, and the warranties contained herein to be made, by its Authorized Officer this ___ day of _________, ____.

                                   DOLLAR FINANCIAL GROUP, INC.


                                   By: __________________________
                                   Name Printed: ________________
                                   Title: _______________________





     NYFS06...:\47\41847\0008\1710\EXHD166R.000

                                  REAFFIRMATION

                          Dated as of November __, 1996

     To:  Bank of America National Trust and Savings Association,      as
          Administrative Agent, and the other financial institutions party to the Second Amended and Restated Agreement referred to below

               Please refer to: (a) the Credit Agreement dated as of June 30, 1994, as amended prior to the date hereof, among Dollar Financial Group, Inc., a New York corporation formerly known as Monetary Management Corporation (the "Borrower"), various financial institutions (the "Lenders") and Bank of America National Trust and Savings Association ("BofA"), as agent (in such capacity, the "Agent"); (b) the Subsidiary Guaranty (as amended prior to the date hereof, "Subsidiary Guaranty I") dated as of June 30, 1994 and reaffirmed on August 8, 1996 from each of the entities listed on
     Schedule I hereto (the "Subsidiaries") (other than Albuquerque Investments, Inc., Check Mart of New Mexico, Inc., Check Mart of Utah, Inc. and Check Mart of Washington, Inc.) in favor of the Agent; (c) the Security Agreement (Subsidiaries) (the "Subsidiary Security Agreement") dated as of June 30, 1994 and reaffirmed on August 8, 1996 executed by each Subsidiary in favor of the Agent; (d) the Subsidiary Guaranty dated as of September 29, 1994 and reaffirmed on August 8, 1996 executed by Albuquerque Investments, Inc., Check Mart of New Mexico, Inc., Check Mart of Utah, Inc. and Check Mart of Washington, Inc. in favor of the Agent ("Subsidiary Guaranty II" and, together with Subsidiary Guaranty I, the "Subsidiary Guaranties"); (e) the Holdings Guaranty and Pledge Agreement dated as of June 30, 1994 (as amended prior to the date hereof, the "Holdings Guaranty and Pledge Agreement") and reaffirmed on August 8, 1996 executed by DFG Holdings, Inc., a Delaware corporation formerly known as Monetary Management Holdings, Inc. ("Holdings"), in favor of the Agent; (f) the Amended and Restated Credit Agreement dated as of August 8, 1996 (the "Restated Agreement") among the Borrower, the Lenders (including various new Lenders), BHF-Bank Aktiengesellschaft, as co-agent, Lehman Brothers Commercial Paper, Inc., as documentation agent, and BofA as administrative agent (in such capacity, the "Administrative Agent");
     (g) the Amended and Restated Cash Field Warehousing Agreement dated as of August 8, 1996 (the "Restated Cash Field Warehousing Agreement") executed by each of the entities signing this Reaffirmation in favor of the Administrative Agent; (h) the Amended and Restated Funds Transfer and Indemnity Agreement dated as of August 8, 1996 (the "Restated Funds Transfer Agreement") executed by CoreStates Bank, N.A., the Administrative Agent and the Borrower; and (i) the Second Amended and Restated Credit Agreement dated as of November __, 1996 (the "Second Restated Agreement") among the Borrower, the Lenders [(including various new Lenders)] and BofA as Administrative Agent.

          Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Second Restated Agreement and the transactions contemplated thereby, each of the Subsidiary Guaranties, the Subsidiary Security Agreement, the Holdings Guaranty and Pledge Agreement, the Restated Cash Field Warehousing Agreement and the Restated Funds Transfer Agreement (the "Documents") continues in full force and effect and is the legal, valid and binding obligation of each of the undersigned that is a party thereto, enforceable against each of the undersigned in accordance with its terms. Each of the undersigned further understands and agrees that each reference in the Documents to the "Agent" shall be deemed to be a reference to the Administrative Agent, each reference in the Documents to the "Credit Agreement" shall be deemed a reference to the Second Restated Agreement and each reference therein to "Notes" or "Loan Documents" shall include references to the Notes and Loan Documents under and as defined in the Second Restated Agreement.

          This Reaffirmation may be signed in counterparts and by the various parties hereto on separate counterparts. This Reaffirmation shall be governed by the internal laws of the State of New York.


                                   DFG HOLDINGS, INC.



                                   By:_______________________________
                                   Title:____________________________


                                   MONETARY MANAGEMENT OF CALIFORNIA,
                                    INC.
                                   MONETARY MANAGEMENT OF NEW YORK,
                                    INC.
                                   MONETARY MANAGEMENT CORPORATION OF
                                    PENNSYLVANIA, INC.
                                   FINANCIAL EXCHANGE COMPANY OF
                                    MICHIGAN, INC.
                                   FINANCIAL EXCHANGE COMPANY OF OHIO,
                                    INC.
                                   FINANCIAL EXCHANGE COMPANY OF
                                    PENNSYLVANIA, INC.
                                   FINANCIAL EXCHANGE COMPANY OF
                                    PITTSBURGH, INC.
                                   FINANCIAL EXCHANGE COMPANY OF
                                    VIRGINIA, INC.
                                   ALBUQUERQUE INVESTMENTS, INC.
                                   CHECK MART OF NEW MEXICO, INC.
                                   CHECK MART OF UTAH, INC.
                                   CHECK MART OF WASHINGTON, INC.
                                   CHECK MART OF WISCONSIN, INC.
                                   MONETARY MANAGEMENT CORP.
                                   PACIFIC RING ENTERPRISES
                                   L.M.S. DEVELOPMENT CORP.



                                   By:_______________________________
                                   Title:____________________________


                                   MONETARY WAREHOUSING CO., INC.


                                   By:_______________________________
                                   Title:____________________________

                                   Schedule I

                                  Subsidiaries


     Monetary Management of California, Inc.
     Monetary Management of New York, Inc.
     Monetary Management Corporation of Pennsylvania, Inc.
     Financial Exchange Company of Michigan, Inc.
     Financial Exchange Company of Ohio, Inc.
     Financial Exchange Company of Pennsylvania, Inc.
     Financial Exchange Company of Pittsburgh, Inc.
     Financial Exchange Company of Virginia, Inc.
     Albuquerque Investments, Inc.
     Check Mart of New Mexico, Inc.
     Check Mart of Utah, Inc.
     Check Mart of Washington, Inc.
     Check Mart of Wisconsin, Inc.
     Monetary Management Corp.
     Pacific Ring Enterprises
     L.M.S. Development Corp.



     NYFS06...:\47\41847\0008\1710\RAFD166P.340

                                                                  EXHIBIT Q



                             ACQUISITION CERTIFICATE


                             Date: _________________



     To: Bank of America National Trust and Savings Association, as Administrative Agent, and the Lenders party to the Credit Agreement referred to below.

          Please refer to the Second Amended and Restated Credit Agreement dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Dollar Financial Group, Inc., a New York corporation (the "Borrower"), the various financial institutions as are, or may from time to time become, parties thereto (collectively, the "Lenders"), Lehman Commercial Paper, Inc., as documentation agent for the Lenders, and Bank of America National Trust and Savings Association, as administrative agent (the "Administrative Agent") for the Lenders. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

          The Borrower has advised you that [it] [Name of Subsidiary] plans to acquire [describe acquisition] (the "Acquisition") and such Acquisition complies with Section 7.2.9(c) of the Credit Agreement. The Borrower hereby certifies to you that the Acquisition is a Permitted Acquisition and that :

               (a) attached hereto as Exhibit 1 is (i) a statement of the chief financial Authorized Officer of the Borrower detailing all amounts required to consummate the Acquisition and a business description and summary of terms of the Acquisition,
          (ii) evidence that the Acquisition is being made pursuant to a written agreement approved by all necessary parties, including the Borrower and the related Acquisition Prospect and (iii) a summary description of the business of such Acquisition Prospect in substantially similar form to the reports delivered in connection with acquisitions under the Original Credit Agreement,

               (b)  attached hereto as Exhibit 2 is:

                         (i) consolidated audited financial statements for the related Acquisition Prospect for each of the last three fiscal years of such Acquisition Prospect and

                         (ii) pro forma consolidated balance sheets,
                              --- -----
                    statements of income and cash flows and projections of the Borrower and its Subsidiaries, calculated as of a date reasonably near to the related Acquisition Date for the five-year period immediately succeeding the Acquisition giving effect to the consummation of the Acquisition and all transactions contemplated in connection therewith,

               (c) the Borrower is in compliance with all financial covenants in Section 7.2.4 (x) for the period of four consecutive
                       -------------
          Fiscal Quarters ending on the last day of the last day of the last completed Fiscal Quarter immediately preceding the date of the Acquisition and (y) as projected by the Borrower for the period of four consecutive Fiscal Quarters beginning on the first day of the Fiscal Quarter in which the date of the Acquisition occurs, which calculations, in each of clauses (x) and (y),
                                                 -----------     ---
          include the Adjusted EBITDA of the related Acquisition Prospect for such entire four Fiscal Quarter Period,

               (d) the Acquisition shall be consummated in accordance with all requirements of applicable law and the Borrower and its Subsidiaries have obtained all consents and approvals necessary or desirable to such consummation and the business operations of the Acquisition Prospect after such acquisition, including governmental and contractual approvals and consents of landlords, except those consents the failure to obtain which, in the reasonable business judgment of the Borrower, will not result in a material adverse effect in the business, operations, assets, revenues, properties or prospects of the Borrower and its Subsidiaries,

               (e) no Default exists or will result from the consummation of the Acquisition,

               (f) the Person to be acquired (or its Board of Directors or equivalent governing body) has not (i) announced it will oppose such acquisition or (ii) commenced any action which alleges that such acquisition violates, or will violate, any applicable law,

               (g) the acquisition is not funded with the proceeds of any Loans,

               (h) the total consideration for all acquisitions (including cash and noncash purchase price, liabilities assumed, deferred or financed purchase price, purchase price characterized as noncompetition payments and the like), plus the amount of all Excess Capital Expenditures, does not exceed in the aggregate (i) during the term of the Credit Agreement, (x) $17,000,000 less (y) the Western Union Commission Shortfall and (ii) during the period of four Fiscal Quarters including the current Fiscal Quarter, (x) $15,000,000 less (y) the Western Union Commission Shortfall, and

               (i) the Acquisition will be consummated on or prior to June 30, 1999.

          IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by an Authorized Officer as of the date first written above.

                                   DOLLAR FINANCIAL GROUP, INC.



                                   By:
                                      --------------------------
                                   Title:
                                         -----------------------




     NYFS06...:\47\41847\0008\1710\EXHD166L.440